Exhibit 4.2

EXECUTION VERSION

STORE MASTER FUNDING I, LLC,

an Issuer,

STORE MASTER FUNDING II, LLC,

an Issuer,

STORE MASTER FUNDING III, LLC

an Issuer,

STORE MASTER FUNDING IV, LLC

an Issuer,

STORE MASTER FUNDING V, LLC

an Issuer,

STORE MASTER FUNDING VI, LLC

an Issuer,

and

CITIBANK, N.A.

as Indenture Trustee

SERIES 2015-1 SUPPLEMENT

Dated as of April 16, 2015

to

FOURTH AMENDED AND RESTATED MASTER INDENTURE

Dated as of April 16, 2015

NET-LEASE MORTGAGE NOTES, SERIES 2015-1

Exhibits
EXHIBIT A	Additional Representations and Warranties

Schedules
SCHEDULE I-A	Properties / Tenants
SCHEDULE I-B	Mortgage Loans
SCHEDULE I-C	Representations and Warranties Exception Schedule
SCHEDULE II	Reserved
SCHEDULE III-A	Amortization Schedule (Series 2012-1 Notes)
SCHEDULE III-B	Amortization Schedule (Series 2013-1 Notes)
SCHEDULE III-C	Amortization Schedule (Series 2013-2 Notes)
SCHEDULE III-D	Amortization Schedule (Series 2013-3 Notes)
SCHEDULE III-E	Amortization Schedule (Series 2014-1 Notes)
SCHEDULE III-F	Amortization Schedule (Series 2015-1 Class A-1 Notes)
SCHEDULE III-G	Amortization Schedule (Series 2015-1 Class A-2 Notes)
SCHEDULE III-H	Amortization Schedule (Series 2015-1 Class B Notes)

i

SERIES 2015-1 SUPPLEMENT, dated as of April 16, 2015 (the “Series 2015-1 Supplement”), among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC (each an “Issuer” and together, the “Issuers”) and the Indenture Trustee.

Pursuant to this Series 2015-1 Supplement to the Fourth Amended and Restated Master Indenture (the “Master Indenture”), dated as of April 16, 2015, between the Issuers and the Indenture Trustee, the Issuers and the Indenture Trustee hereby create a new Series of Notes (the “Series 2015-1 Notes”), which consists of the Series 2015-1 Class A-1 Notes (as defined below), the Series 2015-1 Class A-2 Notes (as defined below) and the Series 2015-1 Class B Notes (as defined below), and specify the Principal Terms thereof.

Pursuant to the Master Indenture, as supplemented by the Series 2012-1 Supplement (“Series 2012-1 Supplement”), dated as of August 23, 2012, between STORE Master Funding I, LLC and the Indenture Trustee, as further supplemented by the Series 2013-1 Supplement (“Series 2013-1 Supplement”), dated as of March 27, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC and the Indenture Trustee, as further supplemented by the Series 2013-2 Supplement (“Series 2013-2 Supplement”), dated as of July 25, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC and the Indenture Trustee, as further supplemented by the Series 2013-3 Supplement (“Series 2013-3 Supplement”), dated as of December 3, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC and the Indenture Trustee, and as further supplemented by the Series 2014-1 Supplement (“Series 2014-1 Supplement”), dated as of May 6, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC and the Indenture Trustee, STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC issued the Net-Lease Mortgage Notes, Series 2014-1 (the “Series 2014-1 Notes”), with an initial series principal balance equal to $277,500,000.

Pursuant to the Second Amended and Restated Master Indenture, dated as of December 3, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC and the Indenture Trustee, as supplemented by the Series 2012-1 Supplement, as further supplemented by the Series 2013-1 Supplement, as further supplemented by the Series 2013-2 Supplement and as further supplemented by the Series 2013-3 Supplement, STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC and STORE Master Funding IV, LLC issued the Net-Lease Mortgage Notes, Series 2013-3 (the “Series 2013-3 Notes”), with an initial series principal balance equal to $190,000,000.

Pursuant to the Amended and Restated Master Indenture (the “Amended and Restated Master Indenture”), dated as of March 27, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC and the Indenture Trustee, as supplemented by the Series 2012-1 Supplement, as further supplemented by the Series 2013-1 Supplement and as further supplemented by the Series 2013-2 Supplement, STORE Master Funding I, LLC, STORE Master Funding II, LLC and STORE Master Funding

III, LLC issued the Net-Lease Mortgage Notes, Series 2013-2 (the “Series 2013-2 Notes”), with an initial series principal balance equal to $218,500,000.

Pursuant to the Amended and Restated Master Indenture, as supplemented by the Series 2012-1 Supplement and as further supplemented by the Series 2013-1 Supplement, STORE Master Funding I, LLC and STORE Master Funding II, LLC issued the Net-Lease Mortgage Notes, Series 2013-1 (the “Series 2013-1 Notes”), with an initial series principal balance equal to $270,000,000.

Pursuant to the Master Indenture, dated as of August 23, 2012, between STORE Master Funding I, LLC and the Indenture Trustee and the Series 2012-1 Supplement, STORE Master Funding I, LLC issued the Net-Lease Mortgage Notes, Series 2012-1 (the “Series 2012-1 Notes”), with an initial series principal balance equal to $229,500,000.

Pursuant to the Indenture, the Issuers, together with any applicable co-issuers, may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Indenture.

ARTICLE I

DEFINITIONS

Section 1.01.                          Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or in the Property Management Agreement, as applicable.

“Accrual Period”:  With respect to the Series 2015-1 Notes and any Payment Date, the period from and including the immediately preceding Payment Date (or, with respect to the initial Accrual Period, from and including the Series Closing Date) to, but excluding, such Payment Date.

“Allocated Loan Amount”:  As defined in the Property Management Agreement.

“Anticipated Repayment Date”:  With respect to the Series 2015-1 Class A-1 Notes, the Payment Date occurring in April 2022 and with respect to the Series 2015-1 Class A-2 Notes and the Series 2015-1 Class B Notes, the Payment Date occurring in April 2025.

“Collateral Defect”:  As defined in the Property Management Agreement.

“Controlling Party”:  With respect to the Series 2015-1 Notes, the Series 2015-1 Class A Noteholders (excluding STORE Capital or any of its Affiliates) representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2015-1 Class A Notes Outstanding, or, if such Series 2015-1 Class A Notes have been paid in full, the Series 2015-1 Class B Noteholders (excluding STORE Capital or any of its Affiliates) representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2015-1 Class B Notes Outstanding.

“Early Amortization Period”:  With respect to the Series 2015-1 Notes, (a) as defined in the Indenture and (b) in the event that the Issuers do not repay the Outstanding Principal Balance of the Series 2015-1 Notes in full on or prior to the applicable Anticipated Repayment Date.

“Guaranty”:  With respect to the Series 2015-1 Notes, the Guaranty, dated as of August 23, 2012, by STORE Capital in favor of the Indenture Trustee and the Collateral Agent, for the benefit of the Noteholders, as may be amended or restated from time to time.

“Indenture”:  With respect to the Series 2015-1 Notes, the Fourth Amended and Restated Master Indenture, dated as of April 16, 2015, as supplemented by the Series 2012-1 Supplement, the Series 2013-1 Supplement, the Series 2013-2 Supplement, the Series 2013-3 Supplement, the Series 2014-1 Supplement, this Series 2015-1 Supplement and any other Series Supplement, as applicable.

“Indenture Trustee Fee Rate”: With respect to the Series 2015-1 Notes, 0.0085%. With respect to the Series 2014-1 Notes, 0.0095%. With respect to the Series 2012-1 Notes, the Series 2013-1 Notes, the Series 2013-2 Notes and the Series 2013-3 Notes, 0.0065%.

“Initial Purchaser”:  Each of Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Goldman, Sachs & Co.

“IRB Hybrid Lease”: The Hybrid Lease set forth on Schedule I-A hereto corresponding to HealthRidge Fitness Center, as tenant.

“Issuer Interests”:  The limited liability company interests of STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC and STORE Master Funding VI, LLC.

“Issuer Member”:  With respect to the Series 2015-1 Notes, STORE Capital Acquisitions, LLC.

“Limited Liability Company Agreement”:  (i) The Second Amended and Restated Limited Liability Company Agreement of STORE Master Funding I, LLC, dated as of November 14, 2013; (ii) the Third Amended and Restated Limited Liability Company Agreement of STORE Master Funding II, LLC, dated as of November 14, 2013, (iii) the Second Amended and Restated Limited Liability Company Agreement of STORE Master Funding III, LLC, dated as of November 14, 2013, (iv) the Amended and Restated Limited Liability Company Agreement of STORE Master Funding IV, LLC, dated as of November 14, 2013, (v) the Amended and Restated Limited Liability Company Agreement of STORE Master Funding V, LLC, dated as of April 28, 2014 and (vi) the Amended and Restated Limited Liability Company Agreement of STORE Master Funding VI, LLC, dated as of April 15, 2015, each as may be amended or restated from time to time.

“Make Whole Amount”:  With respect to the Series 2015-1 Notes and any Payment Date (I) upon which any Unscheduled Principal Payment related to any Third-Party Option Price received as a result of a Third Party Purchase Option, Payoff Amounts received in connection with releases and sales of Leases and Properties, or any proceeds derived from each un-leased Property (exclusive of related operating costs, including certain reimbursements payable to the Property Manager in connection with the operation and disposition of such un-leased Property) shall be paid pursuant to Section 2.02 of this Series Supplement or (II) that occurs more than twelve (12) months prior to the Anticipated Repayment Date for the portion of the Class of Notes being prepaid, upon which a Voluntary Prepayment is made, the payment due to each Series 2015-1 Noteholder in an amount not less than zero (as calculated two (2) Business Days prior to such Payment Date) equal to: the product of (1) the Applicable Paydown Percentage and (2)(A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining until the applicable Anticipated Repayment Date (calculated prior to the application of the Voluntary Prepayment or Unscheduled Principal Payment, as applicable), minus (B) the amount of principal repaid by the Voluntary Prepayment or Unscheduled Principal Payment, as applicable.

“Maximum Property Concentration”:  With respect to any Determination Date and any concentration set forth below, means a percentage equal to the aggregate Allocated Loan Amounts in such concentration over the Aggregate Allocated Loan Amounts of the Collateral Pool: (a) with respect to the Other Amusement and Recreation Industries (7139) industry group from the North American Industry Classification System as of any Determination Date, a percentage equal to 20.0%, and (b) in the case of any other industry group from the North American Industry Classification System (other than Restaurants and Other Eating Places, so long as no related Restaurant Concept exceeds 12.5% of the Allocated Loan Amount of the Collateral Pool) as of any Determination Date, a percentage no greater than 15.0% as of such Determination Date; (ii) with respect to any Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof) as of any Determination Date, a percentage equal to 12.5% and (b) in the case of the 5 largest Tenants (including affiliates thereof) as of any Determination Date, an aggregate percentage equal to 45% as of such Determination Date; (iii) (a) with respect to Properties located in any state (other than Texas, Illinois and Tennessee) as of any Determination Date, a percentage equal to 12.5%; (b) with respect to Properties located in Illinois or Tennessee as of any Determination Date, a percentage equal to 15.0% as of such Determination Date and (c) with respect to Properties located in Texas as of any Determination Date, a percentage equal to 27.5% as of such Determination Date; (iv) with respect to Properties with a 4-Wall FCCR less than 1.4x as of any Determination Date, a percentage equal to 12.0% as of such Determination Date; (v) with respect to ground leases as of any Determination Date, a percentage equal to 2% as of such Determination Date; (vi) with respect to Tenants which pay Percentage Rent only as of any Determination Date, a percent equal to 2.0% as of such Determination Date; (vii) with respect to Properties with less than 12 months of operating history at such location as of any Determination Date, a percentage equal to 10.0% as of such Determination Date and (viii) (a) with respect to Mortgage Loans, as of any Determination Date prior to a New Issuance, a percentage no greater than 0.0% as of such Determination Date and (b) with respect to Mortgage Loans, as of any Determination Date on or after the date of the first New Issuance, a percentage no greater than 20.0% as of such Determination Date.

“Post-ARD Additional Interest Rate”: With respect to the Series 2015-1 Notes, a rate determined by the Property Manager to be the greater of (i) 5.0% and (ii) the applicable Post-ARD Reset Rate.

“Post-ARD Reset Rate”:  With respect to the Series 2015-1 Notes, the positive amount (expressed as a rate per annum), if any, by which (i) the sum of (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the applicable Anticipated Repayment Date of United States Treasury Security having a term closest to ten (10) years, plus (B) 5.0%, plus (C) the applicable Post-ARD Spread exceeds (ii) the applicable Note Rate.

“Post-ARD Spread”:  (i) With respect to the Series 2015-1 Class A-1 Notes, a percentage equal to 2.05%, (ii) with respect to the Series 2015-1 Class A-2 Notes, a percentage equal to 2.25% and (iii) with respect to the Series 2015-1 Class B Notes, a percentage equal to 3.00%.

“Private Placement Memorandum”:  With respect to the Series 2015-1 Notes, the Private Placement Memorandum dated April 14, 2015.

“Rated Final Payment Date”:  With respect to the Series 2015-1 Notes, the Payment Date occurring in April 2045.

“Reinvestment Yield”:  With respect to any Class of Series 2015-1 Notes, the yield on the United States Treasury Security having the closest maturity (month and year) to the weighted average life of such Class of Notes, based on the Anticipated Repayment Date of such Class of Notes (prior to the application of any Voluntary Prepayment or Unscheduled Principal Prepayment with respect thereto; if more than one such quoted United States Treasury Security has the same maturity date, then the yield of the United States Treasury Security quoted closest to par), plus 0.50%.

“Scheduled Class A-1 Principal Balance”:  With respect to any Payment Date and the Series 2015-1 Class A-1 Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-F.

“Scheduled Class A-2 Principal Balance”:  With respect to any Payment Date and the Series 2015-1 Class A-2 Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-G.

“Scheduled Class A-1 Principal Payment”: With respect to each Payment Date and the Series 2015-1 Class A-1 Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-1 Principal Payment from prior Payment Dates plus (b) the product of (i)(A) the related Scheduled Class A-1 Principal Balance for the prior Payment Date minus (B) the related Scheduled Class A-1 Principal Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2015-1 Class A-1 Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-1 Principal Balance for the prior Payment Date.

“Scheduled Class A-2 Principal Payment”: With respect to each Payment Date and the Series 2015-1 Class A-2 Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-2 Principal Payment from prior Payment Dates plus (b) the product of (i)(A) the related Scheduled Class A-2 Principal Balance for the prior Payment Date minus (B) the related Scheduled Class A-2 Principal Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2015-1 Class A-2 Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-2 Principal Balance for the prior Payment Date.

“Scheduled Class B Principal Balance”:  With respect to any Payment Date and the Series 2015-1 Class B Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-H.

“Scheduled Class B Principal Payment”: With respect to each Payment Date and the Series 2015-1 Class B Notes, an amount equal to (i) on any Payment Date prior to the Anticipated Repayment Date, zero dollars ($0) and (ii) on the Anticipated Repayment Date, the Outstanding Principal Balance of the Series 2015-1 Class B Notes.

“Series 2015-1 Class A Notes”:  The Series 2015-1 Class A-1 Notes and the Series 2015-1 Class A-2 Notes.

“Series 2015-1 Class A-1 Notes”: Any of the Series 2015-1 Class A-1 Notes, issued pursuant to this Series 2015-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2015-1 Class A-2 Notes”: Any of the Series 2015-1 Class A-2 Notes, issued pursuant to this Series 2015-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2015-1 Class A-1 Note Interest”:  On any Payment Date for the Series 2015-1 Class A-1 Notes, the interest accrued during the related Accrual Period at the Series 2015-1 Class A-1 Note Rate, applied to the Outstanding Principal Balance of the Series 2015-1 Class A-1 Notes before giving effect to any payments of principal on such Payment Date.

“Series 2015-1 Class A-2 Note Interest”:  On any Payment Date for the Series 2015-1 Class A-2 Notes, the interest accrued during the related Accrual Period at the Series 2015-1 Class A-2 Note Rate, applied to the Outstanding Principal Balance of the Series 2015-1 Class A-2 Notes before giving effect to any payments of principal on such Payment Date.

“Series 2015-1 Class A-1 Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2015-1 Class A-1 Notes.

“Series 2015-1 Class A-2 Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2015-1 Class A-2 Notes.

“Series 2015-1 Class A-1 Noteholder”: With respect to any Series 2015-1 Class A-1 Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series 2015-1 Class A-2 Noteholder”: With respect to any Series 2015-1 Class A-2 Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series 2015-1 Class B Notes”: Any of the Series 2015-1 Class B Notes, issued pursuant to this Series 2015-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2015-1 Class B Note Interest”:  On any Payment Date for the Series 2015-1 Class B Notes, the interest accrued during the related Accrual Period at the Series 2015-1 Class B Note Rate, applied to the Outstanding Principal Balance of the Series 2015-1 Class B Notes before giving effect to any payments of principal on such Payment Date.

“Series 2015-1 Class B Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2015-1 Class B Notes.

“Series 2015-1 Class B Noteholder”: With respect to any Series 2015-1 Class B Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series 2015-1 Note”: Any of the Series 2015-1 Class A-1 Notes, Series 2015-1 Class A-2 Notes and the Series 2015-1 Class B Notes.

“Series 2015-1 Noteholder”:  Any of the Series 2015-1 Class A-1 Noteholders, Series 2015-1 A-2 Noteholders and the Series 2015-1 Class B Noteholders.

“Series 2015-1 Noteholder”:  Any of the Series 2015-1 Class A-1 Noteholders, Series 2015-1 A-2 Noteholders and the Series 2015-1 Class B Noteholders.

“Series Closing Date”:  April 16, 2015.

ARTICLE II

CREATION OF THE SERIES 2015-1 NOTES; PAYMENTS ON THE SERIES 2015-1 NOTES

Section 2.01.                          Designation.

(a)                                 There is hereby created a Series of Notes consisting of the Series 2015-1 Class A-1 Notes, the Series 2015-1 Class A-2 Notes and the Series 2015-1 Class B Notes to be issued by the Issuers pursuant to the Indenture and this Series 2015-1 Supplement to be known as “Net-Lease Mortgage Notes, Series 2015-1.”  The Series 2015-1 Notes shall have the following Class designations, Initial Principal Balances, Note Rates and Ratings:

Class Designation	Initial Principal Balance	Note Rate	Ratings (S&P)

Series 2015-1 Class A-1 Notes	$95,000,000	3.75%	A+(sf)

Series 2015-1 Class A-2 Notes	$270,000,000	4.17%	A+(sf)

Series 2015-1 Class B Notes	$30,000,000	4.92%	BBB(sf)

The Note Interest with respect to the Series 2015-1 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Series 2015-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2015-1 Notes shall not be subordinate to any other Series.

(b)                                 The initial Payment Date with respect to the Series 2015-1 Notes shall be the Payment Date occurring in May 2015.  The Rated Final Payment Date with respect to the Series 2015-1 Notes shall be in April 2045.

(c)                                  The initial Collection Period with respect to the Series 2015-1 Notes shall be the period commencing on the Series Closing Date and ending on the Determination Date in May 2015.

(d)                                 The Series 2015-1 Class A Notes shall be issued in the form of Book-Entry Notes. The Series 2015-1 Class B Notes offered and sold shall be issued in the form of Definitive Notes.

(e)                                  Each statement, notice or other document related to the Series 2015-1 Notes required to be provided to any applicable Rating Agency pursuant to Section 5.14 of the Indenture via email shall be sent to the following address: servicer_reports@sandp.com.

(f)                                   The Series Disposition Period Date with respect to the Series 2015-1 Notes shall be the Payment Date occurring in April 2042.

Section 2.02.                          Payments on the Series 2015-1 Notes.  On each Payment Date, the Indenture Trustee will apply the Series Available Amount with respect to the Series 2015-1 Notes for such Payment Date for the following purposes and in the following order of priority:

(1)                                 on a pro rata basis (a) to the Series 2015-1 Class A-1 Noteholders, the Series 2015-1 Class A-1 Note Interest, plus unpaid Series 2015-1 Class A-1 Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2015-1 Class A-1 Note Interest at the Series 2015-1 Class A-1 Note Rate and (b) to the Series 2015-1 Class A-2 Noteholders, the Series 2015-1 Class A-2 Note Interest, plus unpaid Series 2015-1 Class A-2 Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2015-1 Class A-2 Note Interest at the Series 2015-1 Class A-2 Note Rate;

(2)                                 to the Series 2015-1 Class B Noteholders, the Series 2015-1 Class B Note Interest, plus unpaid Series 2015-1 Class B Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2015-1 Class B Note Interest at the Series 2015-1 Class B Note Rate;

(3)                                 (I) for so long as no Early Amortization Period has commenced or Event of Default has occurred and is continuing, on a pro rata basis, (i) to the Series 2015-1 Class A-1 Noteholders (until the Outstanding Principal Balance of the Series 2015-1 Class A-1 Notes has been reduced to zero), an amount up to the sum of the Scheduled Class A-1 Principal Payment and all Unscheduled Principal Payments allocable to the Series 2015-1 Notes for such Payment Date (based on the Outstanding Principal Balance of the Series 2015-1 Class A-1 Notes as a percentage of the Outstanding Principal Balance of the Class A Notes) and (ii) to the Series 2015-1 Class A-2 Noteholders (until the Outstanding Principal Balance of the Series 2015-1 Class A-2 Notes has been reduced to zero), an amount up to the sum of the Scheduled Class A-2 Principal Payment and all Unscheduled Principal Payments allocable to the Series 2015-1 Notes for such Payment Date (based on the Outstanding Principal Balance of the Series 2015-1 Class A-2 Notes as a percentage of the Outstanding Principal Balance of the Series 2015-1 Class A Notes); or (II) if an Early Amortization Period has commenced or Event of Default has occurred and is continuing, on a pro rata basis (based on the Outstanding Principal Balance of the Series 2015-1 Class A-1 Notes and the Series 2015-1 Class A-2 Notes as a percentage of the Outstanding Principal Balance of the Series 2015-1 Class A Notes) (i) to the Series 2015-1 Class A-1 Noteholders and (ii) to the Series 2015-1 Class A-2 Noteholders, all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2015-1 Class A Notes has been reduced to zero;

(4)                                 (I) for so long as no Early Amortization Period has commenced or Event of Default has occurred and is continuing, to the Series 2015-1 Class B Noteholders (until the Outstanding Principal Balance of the Series 2015-1 Class B Notes has been reduced to zero), an amount up to the sum of the Scheduled Class B Principal Payment and all Unscheduled Principal Payments allocable to the Series 2015-1 Notes for such Payment Date remaining after distributions to the Series 2015-1 Class A Noteholders pursuant to clause 3(I) immediately above; or

(II) if an Early Amortization Period has commenced or Event of Default has occurred and is continuing, to the Series 2015-1 Class B Noteholders, all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2015-1 Class B Notes has been reduced to zero;

(5)                                 to the Series 2015-1 Class A-1 Noteholders and the Series 2015-1 Class A-2 Noteholders, pro rata, based on the amount payable, the Make Whole Amounts allocated to the Series 2015-1 Class A-1 Notes and the Series 2015-1 Class A-2 Notes, if any, due on such Payment Date;

(6)                                 to the Series 2015-1 Class B Noteholders, the Make Whole Amounts allocated to the Series 2015-1 Class B Notes, if any, due on such Payment Date;

(7)                                 to the Series 2015-1 Class A-1 Noteholders and the Series 2015-1 Class A-2 Noteholders, pro rata, based on the amount payable, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2015-1 Class A-1 Notes and the Series 2015-1 Class A-2 Notes on such Payment Date;

(8)                                 to the Series 2015-1 Class B Noteholders, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2015-1 Class B Notes on such Payment Date; and

(9)                                 to the Issuers, all remaining Series Available Amounts.

Section 2.03.                          Redemption of the Series 2015-1 Notes.

(a)                                                                                 The Issuers may, at their option, elect to purchase the Outstanding Principal Balance of the Series 2015-1 Notes, in whole or in part, on any Business Day after July 2015 (such date, the “Series 2015-1 Redemption Date”) in an amount sufficient to pay (i) the then Outstanding Principal Balance of the Series 2015-1 Notes, plus all accrued and unpaid interest thereon, (ii) all amounts related to the Series 2015-1 Notes that are outstanding to the Indenture Trustee, the Property Manager, the Special Servicer and the Back-Up Manager and (iii) the required Make Whole Amount, if applicable, by giving written notice to the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and the Rating Agencies no less than 15 days prior to the Series 2015-1 Redemption Date.

(b)                                                                                 The Issuers may purchase the Outstanding Principal Balance of the Series 2015-1 Notes, in part, so long as the Issuers shall also purchase a pro rata amount of the Outstanding Principal Balance of each other Outstanding Series of Notes. On any Business Day that is less than or equal to twenty-four (24) months prior to the Anticipated Repayment Date of the related Class, the Issuers may purchase the Outstanding Principal Balance of any Class of the Series 2015-1 Notes, in whole, without purchasing the Outstanding Principal Balance of any other Class of Notes; provided, however, unless the Issuers purchase the Outstanding Principal Balance of all Outstanding Series of Notes, the Issuers may not purchase the Outstanding Principal Balance of any Class of Series 2015-1 Notes, in whole, if there shall be Outstanding (i) any other Series 2015-1 Notes or (ii) a Class of any other Series, in each case, with a higher alphabetical designation and an Anticipated Repayment Date that is the same as, or sooner than, the Anticipated Repayment Date of the Class of Notes being prepaid.

(c)                                                                                  In the event any option is exercised pursuant to this Section 2.03, the Issuers shall deposit into the Collection Account not later than the applicable Series 2015-1 Redemption Date an amount in immediately available funds equal to the amount described in Section 2.03(a) above. Upon confirmation that such deposit has been made, the Indenture Trustee shall: (1) remit principal amounts set forth under Section 2.03(a)(i) above, pro rata, to the Series 2015-1 Noteholders based on their respective Outstanding Principal Balances, and shall remit interest amounts set forth under Section 2.03(a)(i) above in accordance with the respective accrued and unpaid amounts to which they are then entitled to payment; and (2) pay all amounts set forth under Section 2.03(a)(ii) above to each applicable party as set forth in the applicable notice of redemption provided by the Issuers pursuant to this Section 2.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.                          Representations and Warranties.

(a)                                                                                 The Issuers and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 2.19, Section 2.20, Section 2.21, Section 2.22, Section 5.06 and Section 9.04, as applicable, of the Indenture.

(b)                                                                                 Each of the Issuers and the Indenture Trustee hereby represents and warrants to each other as of the Series Closing Date:

(i)                                     it has full corporate power and authority to execute, deliver and perform under this Series 2015-1 Supplement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Series 2015-1 Supplement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such violation that would not result in a material adverse effect on the business or financial condition of such party or the enforceability of any of the Transaction Documents.  The execution, delivery and performance by it of this Series 2015-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.  This Series 2015-1 Supplement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms; and

(ii)                                  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2015-1 Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02.                          Conditions Precedent Satisfied.  The Issuers hereby represent and warrant to the Series 2015-1 Noteholders and the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Indenture, including but not limited to those conditions precedent set forth in Section 2.04(e) thereof, have been satisfied.

Section 3.03.                          Collateral Representations and Warranties.  The Issuers hereby represent and warrant to the Indenture Trustee on behalf of the Series 2015-1 Noteholders that the representations and warranties set forth in Section 2.20, Section 2.21, and Section 2.22 of the Indenture and, if any, Exhibit A hereto are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Properties and Leases Granted by such Issuer on or prior to the Series Closing Date, except as otherwise set forth in Schedule I-C hereto.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.                          Reserved.

Section 4.02.                          Ratification of Indenture.  The Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series 2015-1 Supplement, the Series 2014-1 Supplement, the Series 2013-3 Supplement, the Series 2013-2 Supplement, the Series 2013-1 Supplement and the Series 2012-1 Supplement, shall be read, taken and construed as one and the same instrument.

Section 4.03.                          Future Funding Deposit.

(a)                                                                                 Notwithstanding the terms of Section 9.28 of the Master Indenture, on the Series Closing Date, the Issuers shall deposit into the Release Account $11,855,747.40 (the “Future Funding Deposit”) from the proceeds received in connection with the sale of the Series 2015-1 Notes.

(b)                                                                                 On any date on which an Issuer is obligated to fund a draw request made by a Tenant pursuant to a Lease, the Property Manager may withdraw the portion of the Future Funding Deposit from the Release Account to fund such obligation in accordance with such Lease.  Notwithstanding Section 7.01 of the Property Management Agreement, Prior to July 31, 2016, no portion of the Future Funding Deposit may be utilized by the Issuers to acquire Qualified Substitute Properties, Qualified Substitute Hybrid Leases or Qualified Substitute Loans.  During the period commencing on July 31, 2016 and ending on March 31, 2017, any portion of the Future Funding Deposit in excess of $4 million may be utilized by the Issuers to acquire one or more Qualified Substitute Properties. During the period commencing on April 1, 2017 and ending on March 31, 2018, all or a portion of the Future Funding Deposit may be utilized by the Issuers to acquire one or more Qualified Substitute Properties.  If any portion of the Future Funding Deposit remains on deposit in the Release Account on March 31, 2018, such amount shall be deposited as Unscheduled Proceeds into the Collection Account to be paid as Unscheduled Principal Payments on the related Payment Date.

Section 4.04.                          Counterparts.  This Series 2015-1 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument.

Section 4.05.                          Governing Law.  THIS SERIES 2015-1 SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.06.                          Beneficiaries.  As supplemented by this Series 2015-1 Supplement, the Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2015-1 Noteholders, and their respective successors and permitted assigns.  No other Person shall have any right or obligation hereunder.

Section 4.07.                          Limited Recourse.  Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2015-1 Notes are nonrecourse obligations solely of the Issuers and shall be payable only from the Collateral Pool.  Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuers hereunder shall be extinguished.  Each Series 2015-1 Noteholder shall be deemed to have agreed, by acceptance of its Note, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of any Issuer for a period of two years and 31 days following payment in full of all of the Notes (including the Series 2015-1 Notes) issued or co-issued by the Issuers under the Indenture.

Notwithstanding the foregoing, the Indenture Trustee, on behalf of the Series 2015-1 Noteholders, shall have the right to enforce the liability and obligation of any Issuer hereunder, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by such Noteholders (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following: (i)  fraud or intentional misrepresentation by such Issuer in connection with the Series 2015-1 Notes, the Indenture and/or any other Transaction Documents; (ii) intentional acts constituting gross negligence or willful misconduct or bad faith of such Issuer; (iii)  intentional destruction or waste of any Property by such Issuer; (iv)   the breach of any representation, warranty, covenant or indemnification provision in the Indenture or any other Transaction Document concerning Environmental Laws, Hazardous Substances or Asbestos; (v)  the removal or disposal of any portion of any Property during the continuation of an Event of Default; (vi)  the misapplication or conversion by such Issuer of (A) any Insurance Proceeds, (B) any Condemnation Proceeds, (C) any Monthly Lease Payments following an Event of Default, (D) any Monthly Lease Payments paid more than one month in advance, (E) any premiums for any Property Insurance Policies required under the Property Management Agreement received by such Issuer from any third party or Tenant or (F) any funds received by such Issuer for payment of Taxes or other charges that can create liens on any portion of any Property; or (vii)  any security deposits

(including letters of credit) collected with respect to any Property which are not delivered to the Indenture Trustee upon a foreclosure of such Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or action in lieu thereof.

Section 4.08.                          Notice to the Rating Agency.  Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to, in the case of S&P, Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention:  Asset-Backed Surveillance Department, facsimile number: (212) 438-2435; or, as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 4.09.                          Co-Issuer Status. Each Issuer shall be a co-issuer of the Series 2012-1 Notes, the Series 2013-1 Notes, the Series 2013-2 Notes, the Series 2013-3 Notes, the Series 2014-1 Notes and the Series 2015-1 Notes and each Issuer shall have all the rights and obligations of each other Issuer under each of the Transaction Documents.

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2015-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

STORE MASTER FUNDING I, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING II, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING III, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING IV, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title: Executive Vice President - General Counsel

[Indenture Supplement - STORE 2015-1]

STORE MASTER FUNDING V, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING VI, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - General Counsel

[Indenture Supplement - STORE 2015-1]

CITIBANK, N.A.,
not in its individual capacity but solely as
Indenture Trustee

By:	/s/ Cirino Emanuele
Name: Cirino Emanuele
Title: Vice President

[Indenture Supplement - STORE 2015-1]

EXHIBIT A

ADDITIONAL REPRESENTATIONS AND WARRANTIES

[NONE.]

SCHEDULE I-A
PROPERTIES / TENANTS

Tenant	Number of Owned Properties	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR
Gander Mountain	8	$67,960,000	3.27%	$445,915	3.07%	2.29
Sailormen	41	$51,873,386	2.50%	$388,920	2.68%	2.18
Starplex	5	$44,620,000	2.15%	$305,842	2.11%	1.90
Conn’s	7	$43,630,000	2.10%	$295,928	2.04%	8.54
Captain D’s	51	$42,730,000	2.06%	$272,287	1.88%	1.70
C.J. Apple, Inc.	16	$38,210,000	1.84%	$251,654	1.73%	2.11
Hill Country Furniture Partners, LTD.	5	$37,580,000	1.81%	$263,003	1.81%	3.98
Main Event Entertainment, LP	4	$37,430,000	1.80%	$255,195	1.76%	3.40
O’Charley’s LLC	15	$36,210,000	1.74%	$239,400	1.65%	2.32
At Home Stores LLC	3	$35,480,000	1.71%	$255,682	1.76%	3.87
Nobel Learning Communities, Inc.	15	$34,020,000	1.64%	$242,954	1.67%	1.65
RMH Franchise Corporation	12	$33,590,000	1.62%	$212,307	1.46%	2.17
The Sunshine House, Inc.	31	$32,990,000	1.59%	$234,641	1.62%	1.76
South Florida Radiation Oncology, LLC	9	$32,090,000	1.54%	$214,000	1.47%	2.89
Children’s Learning Center SPE, LLC	4	$31,250,000	1.50%	$224,734	1.55%	1.45
Cafe Enterprises, Inc.	16	$31,050,000	1.49%	$216,573	1.49%	2.14
DW Restaurant Holder, LLC	10	$28,095,000	1.35%	$175,800	1.21%	1.97
Best Friends Pet Care, Inc.	15	$25,440,000	1.22%	$174,178	1.20%	2.23
The Dufresne Spencer Group, LLC	4	$24,470,000	1.18%	$163,088	1.12%	2.25
Cornerstone Fitness - Texas, LLC	5	$24,340,000	1.17%	$174,494	1.20%	1.52
Titan Machinery Inc.	5	$23,360,000	1.12%	$166,135	1.14%	2.22
TM Restaurant Group LLC	6	$22,480,000	1.08%	$138,101	0.95%	2.32
Heald College, LLC	3	$22,380,000	1.08%	$151,477	1.04%	10.33
Platinum Corral, L.L.C.	7	$22,080,000	1.06%	$148,407	1.02%	1.39
Children of America, Inc.	8	$21,940,000	1.06%	$169,546	1.17%	1.08
Phoenix Children’s Academy, Inc.	5	$21,430,000	1.03%	$144,409	0.99%	1.84
Gibson Brands, Inc.	3	$21,390,000	1.03%	$196,457	1.35%	1.51
BWT, LLC	8	$20,400,000	0.98%	$138,969	0.96%	5.28
Frank All Star Theaters, LLC	4	$20,310,000	0.98%	$156,637	1.08%	0.90

Tenant	Number of Owned Properties	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR
REE Midwest, Inc.	13	$19,850,000	0.96%	$140,507	0.97%	2.70
Ashton Gardens, LLC	3	$19,300,000	0.93%	$137,887	0.95%	2.50
AAA SCMLA, Inc.	2	$19,110,000	0.92%	$133,709	0.92%	4.16
CPB Foods, LLC	7	$18,900,000	0.91%	$126,330	0.87%	0.69
Flagler Construction Equipment, LLC	3	$18,620,000	0.90%	$144,954	1.00%	1.35
Emerald Coast RV Centers, LLC	4	$18,615,000	0.90%	$175,470	1.21%	2.26
Pace Industries, LLC	9	$18,265,000	0.88%	$149,921	1.03%	5.58
Camping World RV Sales, LLC	3	$17,720,000	0.85%	$138,888	0.96%	3.62
LPAC Broadway Building LLC	1	$17,418,421	0.84%	$110,000	0.76%	1.64
Granite City Restaurant Operations, Inc.	4	$16,890,000	0.81%	$117,303	0.81%	2.69
JPS SPE, LLC	1	$16,830,000	0.81%	$126,225	0.87%	1.18
PetSuites of America, LLC	6	$16,500,000	0.79%	$111,392	0.77%	2.11
Buddy’s Newco, LLC	12	$16,390,000	0.79%	$117,558	0.81%	1.49
MDO Holdings, LLC	6	$16,350,000	0.79%	$115,691	0.80%	2.13
Rupari Food Services, Inc.	1	$16,000,000	0.77%	$121,673	0.84%	0.23
Fred’s, Inc.	9	$15,560,000	0.75%	$106,045	0.73%	1.57
Cooper’s Hawk Intermediate Holdings, LLC	3	$15,125,000	0.73%	$107,198	0.74%	5.18
SRG Capital City Holdings, LLC	13	$15,010,000	0.72%	$98,642	0.68%	1.75
Chowdhury & Hines Chicken, Inc.	17	$14,960,000	0.72%	$101,750	0.70%	1.62
Four Corners Holdings, Inc.	3	$14,600,000	0.70%	$99,016	0.68%	4.22
Tulsa’s Incredible Pizza Real Estate Company, LLC	2	$14,500,000	0.70%	$101,585	0.70%	1.70
PetVet Care Centers, Inc.	5	$13,770,000	0.66%	$86,063	0.59%	6.06
REE Southeast, Inc.	10	$13,765,000	0.66%	$94,862	0.65%	1.64
National Packaging Service Corporation	2	$13,570,000	0.65%	$91,667	0.63%	3.65
M Fitness, LLC	2	$13,500,000	0.65%	$85,607	0.59%	1.46
Eastwynn Theaters, Inc.	2	$13,440,000	0.65%	$96,219	0.66%	1.99
Pleasanton Fitness, LLC	3	$12,750,000	0.61%	$84,960	0.59%	1.87
Morgan’s Foods, Inc.	11	$12,580,000	0.61%	$81,223	0.56%	2.45
The Krystal Company	11	$12,510,000	0.60%	$84,592	0.58%	2.59
The Roomstores of Phoenix, L.L.C.	2	$12,450,000	0.60%	$80,417	0.55%	4.82
Goodrich Quality Theaters, Inc.	1	$12,300,000	0.59%	$93,133	0.64%	1.31
RedKing Foods, LLC	11	$11,960,000	0.58%	$79,572	0.55%	1.91
RT Midwest Holdings, LLC	7	$11,410,000	0.55%	$81,237	0.56%	1.26

Tenant	Number of Owned Properties	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR
Arizona Prep Real Estate, LLC	1	$11,200,000	0.54%	$73,334	0.51%	1.47
Huntsville Wholesale Furniture, Inc.	2	$11,190,000	0.54%	$83,189	0.57%	2.06
Consolidated Wings Investment, LLC	4	$10,900,000	0.52%	$70,212	0.48%	4.41
Maplewood Jakes Inc.	3	$10,440,000	0.50%	$70,063	0.48%	1.79
U.S. Auto Parts Network, Inc.	1	$10,340,000	0.50%	$72,160	0.50%	3.31
Texas S&S Restaurants LLC	9	$10,310,000	0.50%	$72,238	0.50%	1.71
Kraft Foods Group, Inc.	1	$10,150,000	0.49%	$76,081	0.52%	6.84
Famous Five Dining, Inc.	4	$9,940,000	0.48%	$62,833	0.43%	1.34
Fitness & Sports Clubs, LLC	1	$9,600,000	0.46%	$72,000	0.50%	2.55
GlaxoSmithKline LLC	1	$9,430,000	0.45%	$62,228	0.43%	3.32
Tennessee Operating Partners, LLC	7	$9,250,000	0.45%	$58,863	0.41%	1.58
Compass Enterprises, Inc.	3	$9,220,000	0.44%	$64,391	0.44%	1.93
Cascade Fitness, LLC	1	$9,200,000	0.44%	$67,948	0.47%	1.13
Premier Air Center, Inc.	1	$8,800,000	0.42%	$60,500	0.42%	8.37
Potomac Family Dining Group Operating Company, LLC	3	$8,750,000	0.42%	$54,623	0.38%	2.39
Harbor SPE, LLC	2	$8,740,000	0.42%	$67,199	0.46%	1.85
LG Fitness, LLC	2	$8,713,270	0.42%	$65,309	0.45%	1.09
E.S. Investments, LLC	1	$8,660,000	0.42%	$60,560	0.42%	1.68
Norsan Restaurant Group, LLC	6	$8,500,000	0.41%	$65,081	0.45%	1.87
Rite Rug Co.	5	$8,410,000	0.40%	$57,950	0.40%	0.89
Fitness Alliance, LLC	1	$8,300,000	0.40%	$59,583	0.41%	2.51
Taco John’s of Iowa, Inc.	8	$8,280,000	0.40%	$54,240	0.37%	2.28
Child Development Schools, Inc.	8	$8,230,000	0.40%	$61,175	0.42%	1.69
Boom Holdings, LLC	9	$8,120,000	0.39%	$54,152	0.37%	1.45
TGS Holdings, LLC	2	$8,030,000	0.39%	$55,400	0.38%	2.53
Lectrus Corporation	1	$8,020,000	0.39%	$57,710	0.40%	3.74
Cinetopia, LLC	1	$7,980,000	0.38%	$54,883	0.38%	0.63
SPG Holdings, LLC	1	$7,760,000	0.37%	$56,024	0.39%	2.82
Lakeview Health Systems, L.L.C.	1	$7,700,000	0.37%	$57,383	0.40%	4.66
The Penray Companies, Inc.	2	$7,690,000	0.37%	$52,149	0.36%	2.77
Fifth Day Restaurants, LLC	3	$7,540,000	0.36%	$50,967	0.35%	1.22
Hilex Poly Co. LLC	1	$7,540,000	0.36%	$56,662	0.39%	2.51
Triple Tap Alamo Lubbock, LLC	1	$7,470,000	0.36%	$58,512	0.40%	1.29

Tenant	Number of Owned Properties	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR
Fulenwider Enterprises, Inc.	6	$7,440,000	0.36%	$48,594	0.33%	1.41
K-Bob’s Operations Holding Co., LLC	7	$7,280,000	0.35%	$55,684	0.38%	2.40
Redbuilt, LLC	3	$7,220,000	0.35%	$64,511	0.44%	2.98
Universal Metal Products, Inc.	2	$7,150,000	0.34%	$47,884	0.33%	6.12
Firebirds International, LLC	3	$7,030,000	0.34%	$46,383	0.32%	3.92
Other	152	$307,564,830	14.81%	$2,150,639	14.81%	3.06
Total / Wtd. Avg:	784	$2,077,434,906	100.00%	$14,517,326	100.00%	2.70

Columns may not sum due to rounding

SCHEDULE I-B
MORTGAGE LOANS

NONE.

I-B-1

SCHEDULE I-C

REPRESENTATIONS AND WARRANTIES EXCEPTION SCHEDULE

Representations and Warranties Exceptions

Master Indenture Section 2.20(k)

All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the related Owned Properties as currently being operated have been obtained and are in full force and effect except to the extent the failure of any such License to be in full force and effect would not have a material adverse effect on such Issuer or the use and operation of any Owned Property. The related Owned Properties are free of material damage and are in good repair in all material respects, and there is no proceeding pending or to the knowledge of such Issuer, is threatened or contemplated, for the total or material partial condemnation of, or affecting, such Owned Properties, or for the relocation of roadways providing access to any Owned Property.

Tenant Name: Boom Holdings

Property ID: P0000493

Issuer has been notified of a pending condemnation proceeding relating to expansion of the roadway adjacent to the Owned Property, which could impact the ability of large delivery trucks to enter the property.  The condemnation proceeding is still on-going as of the date of this Series Closing Date.  The related Lease provides for termination in the event of a total condemnation.  The related Issuer is entitled to all condemnation proceeds.

Master Indenture Section 2.20(s)

The operation of any of the terms of the related Lease, or the exercise of any rights thereunder, does not render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense.

Tenant Name: GlaxoSmithKline LLC

Property ID: P0000995

If the premises are partially destroyed and still tenantable, rent is proportionately reduced while landlord performs required repairs.

Master Indenture Section 2.20(t)

Except as set forth on a schedule to the applicable Series Supplement, each Property (1)  is free of any damage that would materially and adversely affect the use or value of such Property and (2) in good repair and condition so as not to materially and adversely affect the use or value of such Property; and all improvements contained on such Property are in

I-C-1

good working order so as not to materially and adversely affect the use or value of such Property.

Tenant Name: Pace Industries, LLC

Property ID: P0000482

In April 2013, the related Tenant notified STORE that a fire at the Property located at 513 Hwy 62-65 Bypass N, in Harrison, Arkansas damaged approximately 40% of the building.  According to the related Tenant, the plant is operational at approximately 40% capacity, and the other 60% has been relocated to other areas inside the facility or moved to other Tenant facilities.  The related Tenant is in the process of repairing and rebuilding the portion of the Property affected by the casualty and anticipates the Property to be back to full production by August 2014.

Master Indenture Section 2.20(v)(i)

Except as set forth on a schedule to the applicable Series Supplement, the related Owned Properties are not subject to any leases other than the Leases described in the Lease Schedule attached to the applicable Series Supplement and made a part of the Master Indenture and subleases or assignments thereunder. No person has any possessory interest in any Owned Property or right to occupy the same except under and pursuant to the provisions of the Leases and subleases or assignments permitted thereunder.  The Leases are in full force and effect and there are no material defaults thereunder by the related Issuer or any Tenant. No rent (including security deposits) has been paid more than one (1) month in advance of its due date. All material work, if any, to be performed by such Issuer under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by such Issuer to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment from such Issuer of any Owned Property or Leases in the Collateral or hypothecation or pledge by such Issuer of any Lease or of the rents received therein, except for such hypothecation or pledges to the Indenture Trustee for the benefit of the holders of the Notes and any Related Series Notes or that have been released. Except as permitted under certain leases referenced on a schedule to the applicable Series Supplement, no Tenant listed on the Lease Schedule attached to the Series Supplement has assigned its Lease, and no such Tenant holds its leased premises under assignment or sublease. Such Lease Schedule to the applicable Series Supplement sets forth a true and correct list of each Owned Property that is subject to a Third Party Purchase Option or an option to terminate such Lease prior to the Rated Final Payment Date, together with the earliest date on which each such option may be exercised.

Tenant Name: Gibson Guitar

Property IDs: P0000835; P0000836; P0000837

Pursuant to the terms of the Gibson Guitar Leases, the related Tenant is required to pay rent on a quarterly basis.  The related Issuer has received rent payments for June 2014.

I-C-2

Tenant Name: GlaxoSmithKline LLC

Property ID: P0000995

Tenant has the option to terminate effective May 31, 2016 by providing the Issuer with one-year written notice of election to terminate and Tenant must pay to Issuer a cancellation fee in amount equal to four months’ rent ($248,911.08).  If notice of termination is not provided before May 31, 2015, the option expires.

Tenant Name: Lectrus Corporation

Property ID: P000928

If Issuer refuses to consent to an Assignment or Change of Control, whether or not reasonably, Tenant shall have the option to purchase the premises form Issuer for a purchase price equal to the greater of the fair market value of the premises or 115% of the Purchase Price paid by Issuer under the Purchase Agreement (plus any additional funds invested by Issuer pursuant to Lease).

Master Indenture Section 2.20(v)(iv)

Except as set forth on a schedule to the applicable Series Supplement neither such Issuer nor to such Issuer’s knowledge, any Tenant is the subject of any bankruptcy or insolvency proceeding.

Tenant Name: Children of America, Inc.

Property IDs:  P0000249; P0000250; P0000251; P0000252; P0000309; P0000327; P0000328; P0000569

Tenant filed for bankruptcy on March 4, 2015.

Master Indenture Section 2.20(v)(vi)

Except as set forth on a schedule to the applicable Series Supplement, the obligations of the related Tenant under the Lease, including, but not limited to, the obligation of Tenant to pay rent, are not affected by reason of: (i) any damage to or destruction of any portion of a related Property, except damage to such Property caused by casualty in the last 12 or 24 months of the lease term or substantial damage to the leased property such that the improvements cannot be repaired so as to allow Tenant to conduct a substantial part of its business within a specified time period ranging from 180 days to one (1) year; (ii) any taking of such Property, except a total condemnation and taking of the leased property or a partial condemnation and taking that renders the leased property unsuitable for the continuation of Tenant’s business; (iii) any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant’s use, occupancy or enjoyment of such Property, except with respect to certain abatement rights in connection with casualty and condemnation which may be provided for under the related Lease.

I-C-3

Tenant Name: Pace Industries, LLC

Property ID: P0000482

In April 2013, the related Tenant notified STORE Master Funding III that a fire at the Property located at 513 Hwy 62-65 Bypass N, in Harrison, Arkansas damaged approximately 40% of the building.  According to the related Tenant, the plant is operational at approximately 40% capacity, and the other 60% has been relocated to other areas inside the facility or moved to other Tenant facilities.  The related Tenant is in the process of repairing and rebuilding the portion of the Property affected by the casualty and anticipates the Property to be back to full production by August 2014.

Master Indenture Section 2.20(v)(vii)

Except as set forth on a schedule to the applicable Series Supplement, every obligation associated with owning, developing and operating the Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of Tenant.

Tenant Name: Fred’s Stores Leases

Property IDs: P0000499; P0000500; P0000501; P0000502; P0000503; P0000505; P0000506; P0000507; P0000508

The Fred’s Store Leases require the landlord to be responsible for certain matters relating to construction of the improvements, maintenance of the exterior of the related Owned Properties, structural, plumbing and electrical components of the improvements, maintenance of equipment and maintenance of certain insurance. Upon assumption of the Fred’s Stores Leases, STORE Master Funding III required the developer/seller of the related Owned Properties to enter into a separate Undertaking Agreement, whereby the developer agreed to perform all landlord obligations under the Fred’s Stores Leases. Additionally, the related Tenant has executed a lease amendment acknowledging the terms and provisions of the Undertaking Agreement and agreeing to look to the developer for the performance of all obligations of the landlord under the respective Fred’s Stores Leases.

Tenant Name: T&C Markets, Houghton, Inc.

Property ID: P0000616

Pursuant to the terms of the T&C Market Lease, STORE Master Funding IV is required to repair and maintain the structural components of the related Owned Property (including the foundation and the roof) as well as the parking lot adjacent to the related Owned Property.

Tenant Name: Fitness & Sports Clubs, LLC

Property ID: P0000827

I-C-4

Pursuant to the terms of the Lease with respect to Fitness & Sports Clubs, LLC, STORE Master Funding V is required to maintain, repair and replace the structural elements and exterior surfaces of the roof and exterior walls of the facility.

Tenant Name: GGH-Humble, LLC

Property ID: P0000712

Pursuant to the terms of the Lease with respect to GGH-Humble, LLC, STORE Master Funding V is responsible for certain aspects of the structural system (including the roof, load-bearing walls and floor slabs), building exterior and masonry walls of the facility.

Tenant Name: Kraft Foods North America, Inc.

Property ID: P0000826

Pursuant to the terms of the Lease with respect to Kraft Foods North America, Inc., STORE Master Funding V is required to maintain, repair and replace certain structural elements of the building (including the foundation, exterior walls and roof, but excluding the roof membrane).

Phoenix Children’s Academy, Inc.

Property ID: P0000771

Pursuant to the terms of the Lease with respect to Phoenix Children’s Academy, Inc., STORE Master Funding V is required to repair or replace the foundation, exterior or interior load-bearing walls and the roof, provided that the damage or destruction is not covered by insurance.

Tenant Name: AMC Calumet City

Property ID: P0000862

Issuer shall, at its expense, maintain/repair the foundation, roof, exterior walls (excluding storefronts) and all loadbearing portions of the Properties.  Issuer may recover from Tenant the costs of such repairs occasioned by Tenant’s negligence.  Issuer shall not be responsible for any loss to Tenant or Tenant’s business as a result of Issuer fulfilling its obligations relating to these repairs.

Tenant Name: AMC Lansing

Property ID: P0000863

Issuer shall, at its expense, maintain/repair the foundation, roof, exterior walls (excluding storefronts) and all loadbearing portions of the Properties. Issuer may recover from Tenant the costs of such repairs occasioned by Tenant’s negligence.  Issuer shall not be responsible for any loss to Tenant or Tenant’s business as a result of Issuer fulfilling its obligations relating to these repairs.

I-C-5

Tenant Name: GlaxoSmithKline LLC

Property ID: P0000995

If the premises are partially destroyed Issuer shall promptly and diligently repair the premises.  Issuer is required to maintain contractual and comprehensive general liability insurance, including public liability and property damage in amounts not less than $5,000,000 per occurrence/ $10,000,000 aggregate.  Excepting damage caused by Tenant, Issuer shall maintain and make all necessary structural repairs to the foundations, load bearing walls and roof of the Building and premises.  Tenant is not required to make any repairs to HVAC System above $50,000 during the last 24 months of the then-existing term unless proximately caused by Tenant’s breach.

Tenant Name: Lowe’s Home Centers, LLC

Property ID: P0001022

Issuer is responsible for repair and replacement and maintenance of the roof, exterior walls, and structural portions of the demised premises, including concrete slab floors (excluding plate glass and doors); and repair or replacement of any utility systems lying outside the main storeroom building and providing service to these improvements exclusive of aboveground mechanicals.  If Tenant has to perform these responsibilities and Issuer fails to reimburse, then Tenant may offset against rent. Tenant has abatement, set-off and termination rights.

Master Indenture Section 2.20(v)(viii)

Except as set forth on a schedule to the applicable Series Supplement, such Issuer, as lessor under the Lease, does not have any material monetary or non-monetary obligations under the Lease and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease.

Tenant Name: GlaxoSmithKline LLC

Property ID: P0000995

If the premises are partially destroyed, Issuer shall promptly and diligently repair the premises.  Issuer is required to maintain contractual and comprehensive general liability insurance, including public liability and property damage in amounts not less than $5,000,000 per occurrence/ $10,000,000 aggregate.  Excepting damage caused by Tenant, Issuer shall maintain and make all necessary structural repairs to the foundations, load bearing walls and roof of the Building and premises. Tenant is not required to make any repairs to HVAC System above $50,000 during the last 24 months of the then-existing term unless proximately caused by Tenant’s breach.

Tenant Name: Child Development Schools, Inc.

I-C-6

Property IDs: P0000156; P0000157; P0000158; P0000159; P0000160; P0000828; P0000830; P0000874

Upon a Lessor default, Lessee may cure such default and offset all costs and expenses incurred in connection with such cure against Base Monthly Rent.  Issuer’s obligations primarily relate to provision of approvals and provision of documents received. There are no maintenance or repair obligations.

Tenant Name: Lowe’s Home Centers, LLC

Property ID: P0001022

Tenant has abatement, set-off and termination rights.

Master Indenture Section 2.20(v)(x)

Except as set forth on a schedule to the applicable Series Supplement, the Tenant has agreed to indemnify such Issuer, as lessor under the Lease, from any claims of any nature relating to the Lease and the related Property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of Environmental Laws resulting from the Tenant’s operation of the property.

Tenant Name: GlaxoSmithKline LLC

Property ID: P0000995

Tenant does not indemnify Issuer for negligence (as opposed to gross negligence) or willful misconduct of Issuer.  Tenant is not responsible for (i) pre-existing environmental conditions or (ii) environmental conditions caused by third parties.

Master Indenture Section 2.20(v)(xiv)

Except as set forth on a schedule to the applicable Series Supplement, except for certain rights of first offer or rights of first refusal set forth in certain Leases, the Lease is freely assignable by the lessor and its successor and assigns (including, but not limited to, the Indenture Trustee, which acquires title to a Property by foreclosure or otherwise) to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant is obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

Tenant Name: PetVet Care Centers, Inc.

Property IDs: P0000876; P0000879; P0000936; P0000937; P0001017

Lessor shall not sell, assign or transfer its right, title or interest in the Property to a Direct Competitor of Lessee (so long as there is no Event of Default continuing beyond any applicable cure period).

I-C-7

Master Indenture Section 2.21(rr)(ii)

With respect to any Mortgage Loan where all or a material portion of the Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Property, based upon the terms of the ground lease and any estoppel letter or other writing received from the ground lessor and included in the related Loan File and, if applicable, the related Mortgage: (ii) The ground lease may not be amended, modified, canceled or terminated without the prior written consent of the owner of the Mortgage Loan and that any such action without such consent is not binding on the lender, its successors or assigns.

Tenant Name: The Sunshine House, Inc.

Property IDs: P0000938; P0000939; P0000940; P0000941; P0000942; P0000943; P0000944; P0000945; P0000946; P0000947; P0000948; P0000949; P0000950; P0000951; P0000952; P0000953; P0000954; P0000955; P0000956; P0000957; P0000958; P0000959; P0000960; P0000961; P0000962; P0000963; P0000964; P0000965; P0000966; P0000967; P0000968

The Ground Lease does not specifically require the consent of the leasehold mortgagee for any action with respect to the ground lease.  Any amendment/modification/cancellation/termination of the ground lease will involve the Issuer and the Property Manager, each of which are subject to the restrictions and notice requirements for the benefit of the Indenture Trustee within the applicable trust documents.

Master Indenture Section 2.21(rr)(iii)

With respect to any Mortgage Loan where all or a material portion of the Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Property, based upon the terms of the ground lease and any estoppel letter or other writing received from the ground lessor and included in the related Loan File and, if applicable, the related Mortgage: (iii) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and is enforceable, by the lender) that extends beyond the stated maturity of the related Mortgage Loan.

Tenant Name: HealthRidge Fitness Center

Property ID: P0000245

The HealthRidge property is an asset that is subject to an Industrial Revenue Bond structure.  Under the Industrial Revenue Bond structure, fee title to the land is held by the local governmental authority and the land is ground leased to STORE Master Funding IV, LLC under an IRB ground lease.  The IRB ground lease (and the related IRB bonds) expire in July of 2016 and upon such expiration, or the earlier redemption of the IRB bonds by the Tenant as the bondholder, fee title to the land reverts to STORE Master Funding IV, LLC upon the payment of (i) an amount sufficient to redeem the IRB and (ii) certain nominal administrative fees and

I-C-8

expenses.  The lease between STORE Master Funding IV, LLC and the Tenant expires in March of 2033.

Master Indenture Section 2.21(rr)(vii)

With respect to any Mortgage Loan where all or a material portion of the Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Property, based upon the terms of the ground lease and any estoppel letter or other writing received from the ground lessor and included in the related Loan File and, if applicable, the related Mortgage: (vii) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel.

Tenant Name: The Sunshine House, Inc.

Property IDs: P0000938; P0000939; P0000940; P0000941; P0000942; P0000943; P0000944; P0000945; P0000946; P0000947; P0000948; P0000949; P0000950; P0000951; P0000952; P0000953; P0000954; P0000955; P0000956; P0000957; P0000958; P0000959; P0000960; P0000961; P0000962; P0000963; P0000964; P0000965; P0000966; P0000967; P0000968

The Ground Lease does not specifically provide the leasehold mortgagee with separate cure rights.  The Issuer and the Property Manager are subject to the obligations and notice requirements for the benefit of the Indenture Trustee under the applicable trust documents with respect to any default under the Ground Lease.

Master Indenture Section 2.21(rr)(viii)

With respect to any Mortgage Loan where all or a material portion of the Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Property, based upon the terms of the ground lease and any estoppel letter or other writing received from the ground lessor and included in the related Loan File and, if applicable, the related Mortgage: (viii) The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the ground lessor may terminate the ground lease.

Tenant Name: The Sunshine House, Inc.

Property IDs: P0000938; P0000939; P0000940; P0000941; P0000942; P0000943; P0000944; P0000945; P0000946; P0000947; P0000948; P0000949; P0000950; P0000951; P0000952; P0000953; P0000954; P0000955; P0000956; P0000957; P0000958; P0000959; P0000960; P0000961; P0000962; P0000963; P0000964; P0000965; P0000966; P0000967; P0000968

I-C-9

The Ground Lease does not specifically provide the leasehold mortgagee with separate cure rights.  The Issuer and the Property Manager are subject to the obligations and notice requirements for the benefit of the Indenture Trustee under the applicable trust documents with respect to any default under the Ground Lease.

Master Indenture Section 2.21(rr)(xii)

With respect to any Mortgage Loan where all or a material portion of the Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Property, based upon the terms of the ground lease and any estoppel letter or other writing received from the ground lessor and included in the related Loan File and, if applicable, the related Mortgage: (xii) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

Tenant Name: The Sunshine House, Inc.

Property IDs: P0000938; P0000939; P0000940; P0000941; P0000942; P0000943; P0000944; P0000945; P0000946; P0000947; P0000948; P0000949; P0000950; P0000951; P0000952; P0000953; P0000954; P0000955; P0000956; P0000957; P0000958; P0000959; P0000960; P0000961; P0000962; P0000963; P0000964; P0000965; P0000966; P0000967; P0000968

The Ground Lease does not include a requirement for a new lease with the leasehold mortgagee.  Under the leasehold mortgage, the leasehold mortgagee has the right to assume the Ground Lease from the Issuer and become the ground lessee under the Ground Lease.

I-C-10

SCHEDULE II

RESERVED

II-1

SCHEDULE III-A

SERIES 2012-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A Principal Balance ($)	Scheduled Class B Principal Balance ($)
Closing Date	206,698,000.00	15,000,000.00
4/20/2015	206,428,000.00	15,000,000.00
5/20/2015	206,156,000.00	15,000,000.00
6/20/2015	205,883,000.00	15,000,000.00
7/20/2015	205,609,000.00	15,000,000.00
8/20/2015	205,333,000.00	15,000,000.00
9/20/2015	205,057,000.00	15,000,000.00
10/20/2015	204,778,000.00	15,000,000.00
11/20/2015	204,499,000.00	15,000,000.00
12/20/2015	204,218,000.00	15,000,000.00
1/20/2016	203,937,000.00	15,000,000.00
2/20/2016	203,653,000.00	15,000,000.00
3/20/2016	203,369,000.00	15,000,000.00
4/20/2016	203,083,000.00	15,000,000.00
5/20/2016	202,796,000.00	15,000,000.00
6/20/2016	202,508,000.00	15,000,000.00
7/20/2016	202,218,000.00	15,000,000.00
8/20/2016	201,927,000.00	15,000,000.00
9/20/2016	201,634,000.00	15,000,000.00
10/20/2016	201,341,000.00	15,000,000.00
11/20/2016	201,045,000.00	15,000,000.00
12/20/2016	200,749,000.00	15,000,000.00
1/20/2017	200,451,000.00	15,000,000.00
2/20/2017	200,152,000.00	15,000,000.00
3/20/2017	199,852,000.00	15,000,000.00
4/20/2017	199,550,000.00	15,000,000.00
5/20/2017	199,246,000.00	15,000,000.00
6/20/2017	198,942,000.00	15,000,000.00
7/20/2017	198,635,000.00	15,000,000.00
8/20/2017	198,328,000.00	15,000,000.00
9/20/2017	198,019,000.00	15,000,000.00
10/20/2017	197,709,000.00	15,000,000.00
11/20/2017	197,397,000.00	15,000,000.00
12/20/2017	197,084,000.00	15,000,000.00
1/20/2018	196,769,000.00	15,000,000.00
2/20/2018	196,453,000.00	15,000,000.00
3/20/2018	196,136,000.00	15,000,000.00
4/20/2018	195,817,000.00	15,000,000.00
5/20/2018	195,496,000.00	15,000,000.00
6/20/2018	195,174,000.00	15,000,000.00
7/20/2018	194,851,000.00	15,000,000.00
8/20/2018	194,526,000.00	15,000,000.00
9/20/2018	194,200,000.00	15,000,000.00
10/20/2018	193,872,000.00	15,000,000.00
11/20/2018	193,543,000.00	15,000,000.00
12/20/2018	193,212,000.00	15,000,000.00
1/20/2019	192,880,000.00	15,000,000.00

III-A-1

Date	Scheduled Class A Principal Balance ($)	Scheduled Class B Principal Balance ($)
2/20/2019	192,546,000.00	15,000,000.00
3/20/2019	192,210,000.00	15,000,000.00
4/20/2019	191,873,000.00	15,000,000.00
5/20/2019	191,535,000.00	15,000,000.00
6/20/2019	191,195,000.00	15,000,000.00
7/20/2019	190,853,000.00	15,000,000.00
8/20/2019	—	—
9/20/2019	—	—
10/20/2019	—	—
11/20/2019	—	—
12/20/2019	—	—
1/20/2020	—	—
2/20/2020	—	—
3/20/2020	—	—
4/20/2020	—	—
5/20/2020	—	—
6/20/2020	—	—
7/20/2020	—	—
8/20/2020	—	—
9/20/2020	—	—
10/20/2020	—	—
11/20/2020	—	—
12/20/2020	—	—
1/20/2021	—	—
2/20/2021	—	—
3/20/2021	—	—
4/20/2021	—	—
5/20/2021	—	—
6/20/2021	—	—
7/20/2021	—	—
8/20/2021	—	—
9/20/2021	—	—
10/20/2021	—	—
11/20/2021	—	—
12/20/2021	—	—
1/20/2022	—	—
2/20/2022	—	—
3/20/2022	—	—
4/20/2022	—	—
5/20/2022	—	—
6/20/2022	—	—
7/20/2022	—	—
8/20/2022	—	—
9/20/2022	—	—
10/20/2022	—	—
11/20/2022	—	—
12/20/2022	—	—
1/20/2023	—	—
2/20/2023	—	—
3/20/2023	—	—
4/20/2023	—	—
5/20/2023	—	—
6/20/2023	—	—
7/20/2023	—	—
8/20/2023	—	—

III-A-2

Date	Scheduled Class A Principal Balance ($)	Scheduled Class B Principal Balance ($)
9/20/2023	—	—
10/20/2023	—	—
11/20/2023	—	—
12/20/2023	—	—
1/20/2024	—	—
2/20/2024	—	—
3/20/2024	—	—
4/20/2024	—	—
5/20/2024	—	—
6/20/2024	—	—
7/20/2024	—	—
8/20/2024	—	—
9/20/2024	—	—
10/20/2024	—	—
11/20/2024	—	—
12/20/2024	—	—
1/20/2025	—	—
2/20/2025	—	—
3/20/2025	—	—
4/20/2025	—	—

III-A-3

SCHEDULE III-B

SERIES 2013-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
Closing Date	145,258,929.00	98,776,071.00	18,000,000.00
4/20/2015	145,051,190.00	98,634,810.00	18,000,000.00
5/20/2015	144,842,857.00	98,493,143.00	18,000,000.00
6/20/2015	144,633,929.00	98,351,071.00	18,000,000.00
7/20/2015	144,423,810.00	98,208,190.00	18,000,000.00
8/20/2015	144,213,095.00	98,064,905.00	18,000,000.00
9/20/2015	144,001,190.00	97,920,810.00	18,000,000.00
10/20/2015	143,788,690.00	97,776,310.00	18,000,000.00
11/20/2015	143,575,595.00	97,631,405.00	18,000,000.00
12/20/2015	143,361,310.00	97,485,690.00	18,000,000.00
1/20/2016	143,146,429.00	97,339,571.00	18,000,000.00
2/20/2016	142,930,357.00	97,192,643.00	18,000,000.00
3/20/2016	142,713,690.00	97,045,310.00	18,000,000.00
4/20/2016	142,495,833.00	96,897,167.00	18,000,000.00
5/20/2016	142,277,381.00	96,748,619.00	18,000,000.00
6/20/2016	142,058,333.00	96,599,667.00	18,000,000.00
7/20/2016	141,838,095.00	96,449,905.00	18,000,000.00
8/20/2016	141,617,262.00	96,299,738.00	18,000,000.00
9/20/2016	141,395,238.00	96,148,762.00	18,000,000.00
10/20/2016	141,172,619.00	95,997,381.00	18,000,000.00
11/20/2016	140,948,810.00	95,845,190.00	18,000,000.00
12/20/2016	140,724,405.00	95,692,595.00	18,000,000.00
1/20/2017	140,498,810.00	95,539,190.00	18,000,000.00
2/20/2017	140,272,619.00	95,385,381.00	18,000,000.00
3/20/2017	140,045,238.00	95,230,762.00	18,000,000.00
4/20/2017	139,817,262.00	95,075,738.00	18,000,000.00
5/20/2017	139,588,095.00	94,919,905.00	18,000,000.00
6/20/2017	139,358,333.00	94,763,667.00	18,000,000.00
7/20/2017	139,127,381.00	94,606,619.00	18,000,000.00
8/20/2017	138,895,833.00	94,449,167.00	18,000,000.00
9/20/2017	138,663,095.00	94,290,905.00	18,000,000.00
10/20/2017	138,429,762.00	94,132,238.00	18,000,000.00
11/20/2017	138,195,238.00	93,972,762.00	18,000,000.00
12/20/2017	137,959,524.00	93,812,476.00	18,000,000.00
1/20/2018	137,723,214.00	93,651,786.00	18,000,000.00
2/20/2018	137,485,714.00	93,490,286.00	18,000,000.00
3/20/2018	137,247,619.00	93,328,381.00	18,000,000.00
4/20/2018	137,008,333.00	93,165,667.00	18,000,000.00
5/20/2018	136,768,452.00	93,002,548.00	18,000,000.00
6/20/2018	136,527,381.00	92,838,619.00	18,000,000.00
7/20/2018	136,285,119.00	92,673,881.00	18,000,000.00
8/20/2018	136,042,262.00	92,508,738.00	18,000,000.00
9/20/2018	135,798,214.00	92,342,786.00	18,000,000.00
10/20/2018	135,553,571.00	92,176,429.00	18,000,000.00
11/20/2018	135,307,738.00	92,009,262.00	18,000,000.00
12/20/2018	135,060,714.00	91,841,286.00	18,000,000.00
1/20/2019	134,813,095.00	91,672,905.00	18,000,000.00
2/20/2019	134,564,286.00	91,503,714.00	18,000,000.00

III-B-1

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
3/20/2019	134,314,286.00	91,333,714.00	18,000,000.00
4/20/2019	134,063,690.00	91,163,310.00	18,000,000.00
5/20/2019	133,811,905.00	90,992,095.00	18,000,000.00
6/20/2019	133,558,929.00	90,820,071.00	18,000,000.00
7/20/2019	133,305,357.00	90,647,643.00	18,000,000.00
8/20/2019	133,050,595.00	90,474,405.00	18,000,000.00
9/20/2019	132,794,643.00	90,300,357.00	18,000,000.00
10/20/2019	132,538,095.00	90,125,905.00	18,000,000.00
11/20/2019	132,280,357.00	89,950,643.00	18,000,000.00
12/20/2019	132,021,429.00	89,774,571.00	18,000,000.00
1/20/2020	131,761,310.00	89,597,690.00	18,000,000.00
2/20/2020	131,500,595.00	89,420,405.00	18,000,000.00
3/20/2020	—	89,242,310.00	18,000,000.00
4/20/2020	—	89,063,405.00	18,000,000.00
5/20/2020	—	88,883,690.00	18,000,000.00
6/20/2020	—	88,703,571.00	18,000,000.00
7/20/2020	—	88,522,643.00	18,000,000.00
8/20/2020	—	88,340,905.00	18,000,000.00
9/20/2020	—	88,158,357.00	18,000,000.00
10/20/2020	—	87,975,405.00	18,000,000.00
11/20/2020	—	87,791,643.00	18,000,000.00
12/20/2020	—	87,607,071.00	18,000,000.00
1/20/2021	—	87,421,690.00	18,000,000.00
2/20/2021	—	87,235,500.00	18,000,000.00
3/20/2021	—	87,048,905.00	18,000,000.00
4/20/2021	—	86,861,500.00	18,000,000.00
5/20/2021	—	86,673,286.00	18,000,000.00
6/20/2021	—	86,484,262.00	18,000,000.00
7/20/2021	—	86,294,429.00	18,000,000.00
8/20/2021	—	86,103,786.00	18,000,000.00
9/20/2021	—	85,912,333.00	18,000,000.00
10/20/2021	—	85,720,476.00	18,000,000.00
11/20/2021	—	85,527,810.00	18,000,000.00
12/20/2021	—	85,334,333.00	18,000,000.00
1/20/2022	—	85,140,048.00	18,000,000.00
2/20/2022	—	84,944,952.00	18,000,000.00
3/20/2022	—	84,749,048.00	18,000,000.00
4/20/2022	—	84,552,333.00	18,000,000.00
5/20/2022	—	84,354,810.00	18,000,000.00
6/20/2022	—	84,156,476.00	18,000,000.00
7/20/2022	—	83,957,333.00	18,000,000.00
8/20/2022	—	83,757,381.00	18,000,000.00
9/20/2022	—	83,557,024.00	18,000,000.00
10/20/2022	—	83,355,857.00	18,000,000.00
11/20/2022	—	83,153,881.00	18,000,000.00
12/20/2022	—	82,951,095.00	18,000,000.00
1/20/2023	—	82,747,500.00	18,000,000.00
2/20/2023	—	82,543,095.00	18,000,000.00
3/20/2023	—	—	—
4/20/2023	—	—	—
5/20/2023	—	—	—
6/20/2023	—	—	—
7/20/2023	—	—	—
8/20/2023	—	—	—
9/20/2023	—	—	—

III-B-2

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
10/20/2023	—	—	—
11/20/2023	—	—	—
12/20/2023	—	—	—
1/20/2024	—	—	—
2/20/2024	—	—	—
3/20/2024	—	—	—
4/20/2024	—	—	—
5/20/2024	—	—	—
6/20/2024	—	—	—
7/20/2024	—	—	—
8/20/2024	—	—	—
9/20/2024	—	—	—
10/20/2024	—	—	—
11/20/2024	—	—	—
12/20/2024	—	—	—
1/20/2025	—	—	—
2/20/2025	—	—	—
3/20/2025	—	—	—
4/20/2025	—	—	—

III-B-3

SCHEDULE III-C

SERIES 2013-2 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
Closing Date	104,324,312.00	94,574,377.00	14,500,000.00
4/20/2015	104,184,598.00	94,447,720.00	14,500,000.00
5/20/2015	104,044,301.00	94,320,535.00	14,500,000.00
6/20/2015	103,903,420.00	94,192,820.00	14,500,000.00
7/20/2015	103,761,952.00	94,064,573.00	14,500,000.00
8/20/2015	103,619,894.00	93,935,792.00	14,500,000.00
9/20/2015	103,477,245.00	93,806,474.00	14,500,000.00
10/20/2015	103,334,001.00	93,676,617.00	14,500,000.00
11/20/2015	103,190,160.00	93,546,220.00	14,500,000.00
12/20/2015	103,045,720.00	93,415,279.00	14,500,000.00
1/20/2016	102,900,678.00	93,283,792.00	14,500,000.00
2/20/2016	102,755,031.00	93,151,758.00	14,500,000.00
3/20/2016	102,608,778.00	93,019,173.00	14,500,000.00
4/20/2016	102,461,916.00	92,886,036.00	14,500,000.00
5/20/2016	102,314,441.00	92,752,344.00	14,500,000.00
6/20/2016	102,166,352.00	92,618,095.00	14,500,000.00
7/20/2016	102,017,646.00	92,483,287.00	14,500,000.00
8/20/2016	101,868,321.00	92,347,917.00	14,500,000.00
9/20/2016	101,718,373.00	92,211,983.00	14,500,000.00
10/20/2016	101,567,800.00	92,075,483.00	14,500,000.00
11/20/2016	101,416,600.00	91,938,413.00	14,500,000.00
12/20/2016	101,264,770.00	91,800,773.00	14,500,000.00
1/20/2017	101,112,308.00	91,662,559.00	14,500,000.00
2/20/2017	100,959,210.00	91,523,770.00	14,500,000.00
3/20/2017	100,805,474.00	91,384,402.00	14,500,000.00
4/20/2017	100,651,098.00	91,244,453.00	14,500,000.00
5/20/2017	100,496,078.00	91,103,921.00	14,500,000.00
6/20/2017	100,340,413.00	90,962,804.00	14,500,000.00
7/20/2017	100,184,099.00	90,821,099.00	14,500,000.00
8/20/2017	100,027,133.00	90,678,803.00	14,500,000.00
9/20/2017	99,869,514.00	90,535,914.00	14,500,000.00
10/20/2017	99,711,238.00	90,392,430.00	14,500,000.00
11/20/2017	99,552,302.00	90,248,349.00	14,500,000.00
12/20/2017	99,392,704.00	90,103,666.00	14,500,000.00
1/20/2018	99,232,441.00	89,958,381.00	14,500,000.00
2/20/2018	99,071,511.00	89,812,491.00	14,500,000.00
3/20/2018	98,909,910.00	89,665,993.00	14,500,000.00
4/20/2018	98,747,635.00	89,518,884.00	14,500,000.00
5/20/2018	98,584,684.00	89,371,162.00	14,500,000.00
6/20/2018	98,421,055.00	89,222,825.00	14,500,000.00
7/20/2018	98,256,743.00	89,073,870.00	14,500,000.00
8/20/2018	98,091,747.00	88,924,294.00	14,500,000.00
9/20/2018	97,926,064.00	88,774,095.00	14,500,000.00
10/20/2018	97,759,690.00	88,623,270.00	14,500,000.00
11/20/2018	97,592,623.00	88,471,817.00	14,500,000.00
12/20/2018	97,424,860.00	88,319,733.00	14,500,000.00

III-C-1

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
1/20/2019	97,256,397.00	88,167,014.00	14,500,000.00
2/20/2019	97,087,233.00	88,013,660.00	14,500,000.00
3/20/2019	96,917,364.00	87,859,667.00	14,500,000.00
4/20/2019	96,746,787.00	87,705,032.00	14,500,000.00
5/20/2019	96,575,500.00	87,549,752.00	14,500,000.00
6/20/2019	96,403,499.00	87,393,826.00	14,500,000.00
7/20/2019	96,230,781.00	87,237,250.00	14,500,000.00
8/20/2019	96,057,343.00	87,080,021.00	14,500,000.00
9/20/2019	95,883,183.00	86,922,138.00	14,500,000.00
10/20/2019	95,708,297.00	86,763,597.00	14,500,000.00
11/20/2019	95,532,683.00	86,604,395.00	14,500,000.00
12/20/2019	95,356,336.00	86,444,529.00	14,500,000.00
1/20/2020	95,179,255.00	86,283,998.00	14,500,000.00
2/20/2020	95,001,436.00	86,122,797.00	14,500,000.00
3/20/2020	94,822,877.00	85,960,925.00	14,500,000.00
4/20/2020	94,643,573.00	85,798,379.00	14,500,000.00
5/20/2020	94,463,522.00	85,635,155.00	14,500,000.00
6/20/2020	94,282,721.00	85,471,251.00	14,500,000.00
7/20/2020	—	85,306,665.00	14,500,000.00
8/20/2020	—	85,141,392.00	14,500,000.00
9/20/2020	—	84,975,431.00	14,500,000.00
10/20/2020	—	84,808,778.00	14,500,000.00
11/20/2020	—	84,641,431.00	14,500,000.00
12/20/2020	—	84,473,387.00	14,500,000.00
1/20/2021	—	84,304,642.00	14,500,000.00
2/20/2021	—	84,135,195.00	14,500,000.00
3/20/2021	—	83,965,041.00	14,500,000.00
4/20/2021	—	83,794,178.00	14,500,000.00
5/20/2021	—	83,622,604.00	14,500,000.00
6/20/2021	—	83,450,314.00	14,500,000.00
7/20/2021	—	83,277,307.00	14,500,000.00
8/20/2021	—	83,103,579.00	14,500,000.00
9/20/2021	—	82,929,127.00	14,500,000.00
10/20/2021	—	82,753,948.00	14,500,000.00
11/20/2021	—	82,578,039.00	14,500,000.00
12/20/2021	—	82,401,397.00	14,500,000.00
1/20/2022	—	82,224,019.00	14,500,000.00
2/20/2022	—	82,045,902.00	14,500,000.00
3/20/2022	—	81,867,043.00	14,500,000.00
4/20/2022	—	81,687,439.00	14,500,000.00
5/20/2022	—	81,507,086.00	14,500,000.00
6/20/2022	—	81,325,982.00	14,500,000.00
7/20/2022	—	81,144,124.00	14,500,000.00
8/20/2022	—	80,961,507.00	14,500,000.00
9/20/2022	—	80,778,130.00	14,500,000.00
10/20/2022	—	80,593,988.00	14,500,000.00
11/20/2022	—	80,409,080.00	14,500,000.00
12/20/2022	—	80,223,401.00	14,500,000.00
1/20/2023	—	80,036,948.00	14,500,000.00
2/20/2023	—	79,849,718.00	14,500,000.00
3/20/2023	—	79,661,708.00	14,500,000.00
4/20/2023	—	79,472,915.00	14,500,000.00
5/20/2023	—	79,283,335.00	14,500,000.00
6/20/2023	—	79,092,966.00	14,500,000.00
7/20/2023	—	—	—

III-C-2

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
8/20/2023	—	—	—
9/20/2023	—	—	—
10/20/2023	—	—	—
11/20/2023	—	—	—
12/20/2023	—	—	—
1/20/2024	—	—	—
2/20/2024	—	—	—
3/20/2024	—	—	—
4/20/2024	—	—	—
5/20/2024	—	—	—
6/20/2024	—	—	—
7/20/2024	—	—	—
8/20/2024	—	—	—
9/20/2024	—	—	—
10/20/2024	—	—	—
11/20/2024	—	—	—
12/20/2024	—	—	—
1/20/2025	—	—	—
2/20/2025	—	—	—
3/20/2025	—	—	—
4/20/2025	—	—	—

III-C-3

SCHEDULE III-D

SERIES 2013-3 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
Closing Date	75,472,519.00	98,016,259.00	13,000,000.00
4/20/2015	75,373,636.00	97,887,838.00	13,000,000.00
5/20/2015	75,274,340.00	97,758,882.00	13,000,000.00
6/20/2015	75,174,630.00	97,629,390.00	13,000,000.00
7/20/2015	75,074,505.00	97,499,357.00	13,000,000.00
8/20/2015	74,973,963.00	97,368,783.00	13,000,000.00
9/20/2015	74,873,002.00	97,237,664.00	13,000,000.00
10/20/2015	74,771,620.00	97,106,000.00	13,000,000.00
11/20/2015	74,669,816.00	96,973,786.00	13,000,000.00
12/20/2015	74,567,587.00	96,841,023.00	13,000,000.00
1/20/2016	74,464,933.00	96,707,705.00	13,000,000.00
2/20/2016	74,361,851.00	96,573,833.00	13,000,000.00
3/20/2016	74,258,340.00	96,439,402.00	13,000,000.00
4/20/2016	74,154,397.00	96,304,411.00	13,000,000.00
5/20/2016	74,050,020.00	96,168,858.00	13,000,000.00
6/20/2016	73,945,210.00	96,032,740.00	13,000,000.00
7/20/2016	73,839,962.00	95,896,054.00	13,000,000.00
8/20/2016	73,734,276.00	95,758,800.00	13,000,000.00
9/20/2016	73,628,149.00	95,620,973.00	13,000,000.00
10/20/2016	73,521,580.00	95,482,572.00	13,000,000.00
11/20/2016	73,414,568.00	95,343,594.00	13,000,000.00
12/20/2016	73,307,110.00	95,204,038.00	13,000,000.00
1/20/2017	73,199,203.00	95,063,899.00	13,000,000.00
2/20/2017	73,090,847.00	94,923,177.00	13,000,000.00
3/20/2017	72,982,039.00	94,781,869.00	13,000,000.00
4/20/2017	72,872,778.00	94,639,972.00	13,000,000.00
5/20/2017	72,763,062.00	94,497,484.00	13,000,000.00
6/20/2017	72,652,890.00	94,354,402.00	13,000,000.00
7/20/2017	72,542,257.00	94,210,723.00	13,000,000.00
8/20/2017	72,431,164.00	94,066,446.00	13,000,000.00
9/20/2017	72,319,608.00	93,921,568.00	13,000,000.00
10/20/2017	72,207,587.00	93,776,087.00	13,000,000.00
11/20/2017	72,095,099.00	93,629,999.00	13,000,000.00
12/20/2017	71,982,142.00	93,483,302.00	13,000,000.00
1/20/2018	71,868,716.00	93,335,994.00	13,000,000.00
2/20/2018	71,754,816.00	93,188,072.00	13,000,000.00
3/20/2018	71,640,442.00	93,039,534.00	13,000,000.00
4/20/2018	71,525,591.00	92,890,377.00	13,000,000.00
5/20/2018	71,410,261.00	92,740,599.00	13,000,000.00
6/20/2018	71,294,451.00	92,590,197.00	13,000,000.00
7/20/2018	71,178,159.00	92,439,167.00	13,000,000.00
8/20/2018	71,061,382.00	92,287,510.00	13,000,000.00
9/20/2018	70,944,119.00	92,135,219.00	13,000,000.00
10/20/2018	70,826,366.00	91,982,294.00	13,000,000.00
11/20/2018	70,708,124.00	91,828,732.00	13,000,000.00
12/20/2018	70,589,388.00	91,674,530.00	13,000,000.00
1/20/2019	70,470,158.00	91,519,686.00	13,000,000.00

III-D-1

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
2/20/2019	70,350,431.00	91,364,197.00	13,000,000.00
3/20/2019	70,230,205.00	91,208,059.00	13,000,000.00
4/20/2019	70,109,479.00	91,051,271.00	13,000,000.00
5/20/2019	69,988,249.00	90,893,829.00	13,000,000.00
6/20/2019	69,866,514.00	90,735,732.00	13,000,000.00
7/20/2019	69,744,272.00	90,576,976.00	13,000,000.00
8/20/2019	69,621,520.00	90,417,558.00	13,000,000.00
9/20/2019	69,498,257.00	90,257,477.00	13,000,000.00
10/20/2019	69,374,480.00	90,096,728.00	13,000,000.00
11/20/2019	69,250,188.00	89,935,310.00	13,000,000.00
12/20/2019	69,125,378.00	89,773,218.00	13,000,000.00
1/20/2020	69,000,048.00	89,610,452.00	13,000,000.00
2/20/2020	68,874,195.00	89,447,007.00	13,000,000.00
3/20/2020	68,747,819.00	89,282,881.00	13,000,000.00
4/20/2020	68,620,915.00	89,118,071.00	13,000,000.00
5/20/2020	68,493,483.00	88,952,575.00	13,000,000.00
6/20/2020	68,365,519.00	88,786,389.00	13,000,000.00
7/20/2020	68,237,023.00	88,619,511.00	13,000,000.00
8/20/2020	68,107,991.00	88,451,937.00	13,000,000.00
9/20/2020	67,978,422.00	88,283,666.00	13,000,000.00
10/20/2020	67,848,313.00	88,114,693.00	13,000,000.00
11/20/2020	—	87,945,015.00	13,000,000.00
12/20/2020	—	87,774,632.00	13,000,000.00
1/20/2021	—	87,603,537.00	13,000,000.00
2/20/2021	—	87,431,730.00	13,000,000.00
3/20/2021	—	87,259,208.00	13,000,000.00
4/20/2021	—	87,085,966.00	13,000,000.00
5/20/2021	—	86,912,002.00	13,000,000.00
6/20/2021	—	86,737,314.00	13,000,000.00
7/20/2021	—	86,561,898.00	13,000,000.00
8/20/2021	—	86,385,751.00	13,000,000.00
9/20/2021	—	86,208,870.00	13,000,000.00
10/20/2021	—	86,031,252.00	13,000,000.00
11/20/2021	—	85,852,894.00	13,000,000.00
12/20/2021	—	85,673,792.00	13,000,000.00
1/20/2022	—	85,493,945.00	13,000,000.00
2/20/2022	—	85,313,348.00	13,000,000.00
3/20/2022	—	85,131,999.00	13,000,000.00
4/20/2022	—	84,949,894.00	13,000,000.00
5/20/2022	—	84,767,031.00	13,000,000.00
6/20/2022	—	84,583,405.00	13,000,000.00
7/20/2022	—	84,399,014.00	13,000,000.00
8/20/2022	—	84,213,854.00	13,000,000.00
9/20/2022	—	84,027,924.00	13,000,000.00
10/20/2022	—	83,841,219.00	13,000,000.00
11/20/2022	—	83,653,736.00	13,000,000.00
12/20/2022	—	83,465,471.00	13,000,000.00
1/20/2023	—	83,276,423.00	13,000,000.00
2/20/2023	—	83,086,586.00	13,000,000.00
3/20/2023	—	82,895,958.00	13,000,000.00
4/20/2023	—	82,704,537.00	13,000,000.00
5/20/2023	—	82,512,318.00	13,000,000.00
6/20/2023	—	82,319,297.00	13,000,000.00
7/20/2023	—	82,125,472.00	13,000,000.00
8/20/2023	—	81,930,841.00	13,000,000.00

III-D-2

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
9/20/2023	—	81,735,397.00	13,000,000.00
10/20/2023	—	81,539,140.00	13,000,000.00
11/20/2023	—	—	—
12/20/2023	—	—	—
1/20/2024	—	—	—
2/20/2024	—	—	—
3/20/2024	—	—	—
4/20/2024	—	—	—
5/20/2024	—	—	—
6/20/2024	—	—	—
7/20/2024	—	—	—
8/20/2024	—	—	—
9/20/2024	—	—	—
10/20/2024	—	—	—
11/20/2024	—	—	—
12/20/2024	—	—	—
1/20/2025	—	—	—
2/20/2025	—	—	—
3/20/2025	—	—	—
4/20/2025	—	—	—

III-D-3

SCHEDULE III-E

SERIES 2014-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
Closing Date	119,500,000.00	139,416,666.67	17,500,000.00
4/20/2015	119,450,000.00	139,358,333.33	17,500,000.00
5/20/2015	119,400,000.00	139,300,000.00	17,500,000.00
6/20/2015	119,350,000.00	139,241,666.67	17,500,000.00
7/20/2015	119,300,000.00	139,183,333.33	17,500,000.00
8/20/2015	119,250,000.00	139,125,000.00	17,500,000.00
9/20/2015	119,200,000.00	139,066,666.67	17,500,000.00
10/20/2015	119,150,000.00	139,008,333.33	17,500,000.00
11/20/2015	119,100,000.00	138,950,000.00	17,500,000.00
12/20/2015	119,050,000.00	138,891,666.67	17,500,000.00
1/20/2016	119,000,000.00	138,833,333.33	17,500,000.00
2/20/2016	118,950,000.00	138,775,000.00	17,500,000.00
3/20/2016	118,900,000.00	138,716,666.67	17,500,000.00
4/20/2016	118,850,000.00	138,658,333.33	17,500,000.00
5/20/2016	118,800,000.00	138,600,000.00	17,500,000.00
6/20/2016	118,750,000.00	138,541,666.67	17,500,000.00
7/20/2016	118,700,000.00	138,483,333.33	17,500,000.00
8/20/2016	118,650,000.00	138,425,000.00	17,500,000.00
9/20/2016	118,600,000.00	138,366,666.67	17,500,000.00
10/20/2016	118,550,000.00	138,308,333.33	17,500,000.00
11/20/2016	118,500,000.00	138,250,000.00	17,500,000.00
12/20/2016	118,450,000.00	138,191,666.67	17,500,000.00
1/20/2017	118,400,000.00	138,133,333.33	17,500,000.00
2/20/2017	118,350,000.00	138,075,000.00	17,500,000.00
3/20/2017	118,300,000.00	138,016,666.67	17,500,000.00
4/20/2017	118,250,000.00	137,958,333.33	17,500,000.00
5/20/2017	118,200,000.00	137,900,000.00	17,500,000.00
6/20/2017	118,150,000.00	137,841,666.67	17,500,000.00
7/20/2017	118,100,000.00	137,783,333.33	17,500,000.00
8/20/2017	118,050,000.00	137,725,000.00	17,500,000.00
9/20/2017	118,000,000.00	137,666,666.67	17,500,000.00
10/20/2017	117,950,000.00	137,608,333.33	17,500,000.00
11/20/2017	117,900,000.00	137,550,000.00	17,500,000.00
12/20/2017	117,850,000.00	137,491,666.67	17,500,000.00
1/20/2018	117,800,000.00	137,433,333.33	17,500,000.00
2/20/2018	117,750,000.00	137,375,000.00	17,500,000.00
3/20/2018	117,700,000.00	137,316,666.67	17,500,000.00
4/20/2018	117,650,000.00	137,258,333.33	17,500,000.00
5/20/2018	117,600,000.00	137,200,000.00	17,500,000.00
6/20/2018	117,550,000.00	137,141,666.67	17,500,000.00
7/20/2018	117,500,000.00	137,083,333.33	17,500,000.00
8/20/2018	117,450,000.00	137,025,000.00	17,500,000.00
9/20/2018	117,400,000.00	136,966,666.67	17,500,000.00
10/20/2018	117,350,000.00	136,908,333.33	17,500,000.00
11/20/2018	117,300,000.00	136,850,000.00	17,500,000.00
12/20/2018	117,250,000.00	136,791,666.67	17,500,000.00

III-E-1

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
1/20/2019	117,200,000.00	136,733,333.33	17,500,000.00
2/20/2019	117,150,000.00	136,675,000.00	17,500,000.00
3/20/2019	117,100,000.00	136,616,666.67	17,500,000.00
4/20/2019	117,050,000.00	136,558,333.33	17,500,000.00
5/20/2019	117,000,000.00	136,500,000.00	17,500,000.00
6/20/2019	116,950,000.00	136,441,666.67	17,500,000.00
7/20/2019	116,900,000.00	136,383,333.33	17,500,000.00
8/20/2019	116,850,000.00	136,325,000.00	17,500,000.00
9/20/2019	116,800,000.00	136,266,666.67	17,500,000.00
10/20/2019	116,750,000.00	136,208,333.33	17,500,000.00
11/20/2019	116,700,000.00	136,150,000.00	17,500,000.00
12/20/2019	116,650,000.00	136,091,666.67	17,500,000.00
1/20/2020	116,600,000.00	136,033,333.33	17,500,000.00
2/20/2020	116,550,000.00	135,975,000.00	17,500,000.00
3/20/2020	116,500,000.00	135,916,666.67	17,500,000.00
4/20/2020	116,450,000.00	135,858,333.33	17,500,000.00
5/20/2020	116,400,000.00	135,800,000.00	17,500,000.00
6/20/2020	116,350,000.00	135,741,666.67	17,500,000.00
7/20/2020	116,300,000.00	135,683,333.33	17,500,000.00
8/20/2020	116,250,000.00	135,625,000.00	17,500,000.00
9/20/2020	116,200,000.00	135,566,666.67	17,500,000.00
10/20/2020	116,150,000.00	135,508,333.33	17,500,000.00
11/20/2020	116,100,000.00	135,450,000.00	17,500,000.00
12/20/2020	116,050,000.00	135,391,666.67	17,500,000.00
1/20/2021	116,000,000.00	135,333,333.33	17,500,000.00
2/20/2021	115,950,000.00	135,275,000.00	17,500,000.00
3/20/2021	115,900,000.00	135,216,666.67	17,500,000.00
4/20/2021	—	135,158,333.33	17,500,000.00
5/20/2021	—	135,100,000.00	17,500,000.00
6/20/2021	—	135,041,666.67	17,500,000.00
7/20/2021	—	134,983,333.33	17,500,000.00
8/20/2021	—	134,925,000.00	17,500,000.00
9/20/2021	—	134,866,666.67	17,500,000.00
10/20/2021	—	134,808,333.33	17,500,000.00
11/20/2021	—	134,750,000.00	17,500,000.00
12/20/2021	—	134,691,666.67	17,500,000.00
1/20/2022	—	134,633,333.33	17,500,000.00
2/20/2022	—	134,575,000.00	17,500,000.00
3/20/2022	—	134,516,666.67	17,500,000.00
4/20/2022	—	134,458,333.33	17,500,000.00
5/20/2022	—	134,400,000.00	17,500,000.00
6/20/2022	—	134,341,666.67	17,500,000.00
7/20/2022	—	134,283,333.33	17,500,000.00
8/20/2022	—	134,225,000.00	17,500,000.00
9/20/2022	—	134,166,666.67	17,500,000.00
10/20/2022	—	134,108,333.33	17,500,000.00
11/20/2022	—	134,050,000.00	17,500,000.00
12/20/2022	—	133,991,666.67	17,500,000.00
1/20/2023	—	133,933,333.33	17,500,000.00
2/20/2023	—	133,875,000.00	17,500,000.00
3/20/2023	—	133,816,666.67	17,500,000.00
4/20/2023	—	133,758,333.33	17,500,000.00
5/20/2023	—	133,700,000.00	17,500,000.00
6/20/2023	—	133,641,666.67	17,500,000.00
7/20/2023	—	133,583,333.33	17,500,000.00

III-E-2

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)	Scheduled Class B Principal Balance ($)
8/20/2023	—	133,525,000.00	17,500,000.00
9/20/2023	—	133,466,666.67	17,500,000.00
10/20/2023	—	133,408,333.33	17,500,000.00
11/20/2023	—	133,350,000.00	17,500,000.00
12/20/2023	—	133,291,666.67	17,500,000.00
1/20/2024	—	133,233,333.33	17,500,000.00
2/20/2024	—	133,175,000.00	17,500,000.00
3/20/2024	—	133,116,666.67	17,500,000.00
4/20/2024	—	—	—
5/20/2024	—	—	—
6/20/2024	—	—	—
7/20/2024	—	—	—
8/20/2024	—	—	—
9/20/2024	—	—	—
10/20/2024	—	—	—
11/20/2024	—	—	—
12/20/2024	—	—	—
1/20/2025	—	—	—
2/20/2025	—	—	—
3/20/2025	—	—	—
4/20/2025	—	—	—

III-E-3

SCHEDULE III-F

SERIES 2015-1 CLASS A-1 NOTES

AMORTIZATION SCHEDULE

III-F-1

Payment Date	Scheduled Class A-1 Principal Balance ($)
Series Closing Date	182,500,000.00
4/20/2015	182,500,000.00
5/20/2015	182,423,958.00
6/20/2015	182,347,917.00
7/20/2015	182,271,875.00
8/20/2015	182,195,833.00
9/20/2015	182,119,792.00
10/20/2015	182,043,750.00
11/20/2015	181,967,708.00
12/20/2015	181,891,667.00
1/20/2016	181,815,625.00
2/20/2016	181,739,583.00
3/20/2016	181,663,542.00
4/20/2016	181,587,500.00
5/20/2016	181,511,458.00
6/20/2016	181,435,417.00
7/20/2016	181,359,375.00
8/20/2016	181,283,333.00
9/20/2016	181,207,292.00
10/20/2016	181,131,250.00
11/20/2016	181,055,208.00
12/20/2016	180,979,167.00
1/20/2017	180,903,125.00
2/20/2017	180,827,083.00
3/20/2017	180,751,042.00
4/20/2017	180,675,000.00
5/20/2017	180,598,958.00
6/20/2017	180,522,917.00
7/20/2017	180,446,875.00
8/20/2017	180,370,833.00
9/20/2017	180,294,792.00
10/20/2017	180,218,750.00
11/20/2017	180,142,708.00
12/20/2017	180,066,667.00
1/20/2018	179,990,625.00
2/20/2018	179,914,583.00
3/20/2018	179,838,542.00
4/20/2018	179,762,500.00
5/20/2018	179,686,458.00
6/20/2018	179,610,417.00
7/20/2018	179,534,375.00
8/20/2018	179,458,333.00
9/20/2018	179,382,292.00
10/20/2018	179,306,250.00
11/20/2018	179,230,208.00
12/20/2018	179,154,167.00
1/20/2019	179,078,125.00
2/20/2019	179,002,083.00
3/20/2019	178,926,042.00
4/20/2019	178,850,000.00
5/20/2019	178,773,958.00
6/20/2019	178,697,917.00
7/20/2019	178,621,875.00
8/20/2019	178,545,833.00
9/20/2019	178,469,792.00

III-F-2

Payment Date	Scheduled Class A-1 Principal Balance ($)
10/20/2019	178,393,750.00
11/20/2019	178,317,708.00
12/20/2019	178,241,667.00
1/20/2020	178,165,625.00
2/20/2020	178,089,583.00
3/20/2020	178,013,542.00
4/20/2020	177,937,500.00
5/20/2020	177,861,458.00
6/20/2020	177,785,417.00
7/20/2020	177,709,375.00
8/20/2020	177,633,333.00
9/20/2020	177,557,292.00
10/20/2020	177,481,250.00
11/20/2020	177,405,208.00
12/20/2020	177,329,167.00
1/20/2021	177,253,125.00
2/20/2021	177,177,083.00
3/20/2021	177,101,042.00
4/20/2021	177,025,000.00
5/20/2021	176,948,958.00
6/20/2021	176,872,917.00
7/20/2021	176,796,875.00
8/20/2021	176,720,833.00
9/20/2021	176,644,792.00
10/20/2021	176,568,750.00
11/20/2021	176,492,708.00
12/20/2021	176,416,667.00
1/20/2022	176,340,625.00
2/20/2022	176,264,583.00
3/20/2022	176,188,542.00
4/20/2022	—
5/20/2022	—
6/20/2022	—
7/20/2022	—
8/20/2022	—
9/20/2022	—
10/20/2022	—
11/20/2022	—
12/20/2022	—
1/20/2023	—
2/20/2023	—
3/20/2023	—
4/20/2023	—
5/20/2023	—
6/20/2023	—
7/20/2023	—
8/20/2023	—
9/20/2023	—
10/20/2023	—
11/20/2023	—
12/20/2023	—
1/20/2024	—
2/20/2024	—
3/20/2024	—
4/20/2024	—

III-F-3

Payment Date	Scheduled Class A-1 Principal Balance ($)
5/20/2024	—
6/20/2024	—
7/20/2024	—
8/20/2024	—
9/20/2024	—
10/20/2024	—
11/20/2024	—
12/20/2024	—
1/20/2025	—
2/20/2025	—
3/20/2025	—
4/20/2025	—

III-F-4

SCHEDULE III-G

SERIES 2015-1 CLASS A-2 NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class A-2 Principal Balance ($)
Series Closing Date	182,500,000.00
4/20/2015	182,500,000.00
5/20/2015	182,423,958.00
6/20/2015	182,347,917.00
7/20/2015	182,271,875.00
8/20/2015	182,195,833.00
9/20/2015	182,119,792.00
10/20/2015	182,043,750.00
11/20/2015	181,967,708.00
12/20/2015	181,891,667.00
1/20/2016	181,815,625.00
2/20/2016	181,739,583.00
3/20/2016	181,663,542.00
4/20/2016	181,587,500.00
5/20/2016	181,511,458.00
6/20/2016	181,435,417.00
7/20/2016	181,359,375.00
8/20/2016	181,283,333.00
9/20/2016	181,207,292.00
10/20/2016	181,131,250.00
11/20/2016	181,055,208.00
12/20/2016	180,979,167.00
1/20/2017	180,903,125.00
2/20/2017	180,827,083.00
3/20/2017	180,751,042.00
4/20/2017	180,675,000.00
5/20/2017	180,598,958.00
6/20/2017	180,522,917.00
7/20/2017	180,446,875.00
8/20/2017	180,370,833.00
9/20/2017	180,294,792.00
10/20/2017	180,218,750.00
11/20/2017	180,142,708.00
12/20/2017	180,066,667.00
1/20/2018	179,990,625.00
2/20/2018	179,914,583.00
3/20/2018	179,838,542.00
4/20/2018	179,762,500.00
5/20/2018	179,686,458.00
6/20/2018	179,610,417.00
7/20/2018	179,534,375.00
8/20/2018	179,458,333.00
9/20/2018	179,382,292.00
10/20/2018	179,306,250.00
11/20/2018	179,230,208.00
12/20/2018	179,154,167.00
1/20/2019	179,078,125.00
2/20/2019	179,002,083.00

III-G-1

Payment Date	Scheduled Class A-2 Principal Balance ($)
3/20/2019	178,926,042.00
4/20/2019	178,850,000.00
5/20/2019	178,773,958.00
6/20/2019	178,697,917.00
7/20/2019	178,621,875.00
8/20/2019	178,545,833.00
9/20/2019	178,469,792.00
10/20/2019	178,393,750.00
11/20/2019	178,317,708.00
12/20/2019	178,241,667.00
1/20/2020	178,165,625.00
2/20/2020	178,089,583.00
3/20/2020	178,013,542.00
4/20/2020	177,937,500.00
5/20/2020	177,861,458.00
6/20/2020	177,785,417.00
7/20/2020	177,709,375.00
8/20/2020	177,633,333.00
9/20/2020	177,557,292.00
10/20/2020	177,481,250.00
11/20/2020	177,405,208.00
12/20/2020	177,329,167.00
1/20/2021	177,253,125.00
2/20/2021	177,177,083.00
3/20/2021	177,101,042.00
4/20/2021	177,025,000.00
5/20/2021	176,948,958.00
6/20/2021	176,872,917.00
7/20/2021	176,796,875.00
8/20/2021	176,720,833.00
9/20/2021	176,644,792.00
10/20/2021	176,568,750.00
11/20/2021	176,492,708.00
12/20/2021	176,416,667.00
1/20/2022	176,340,625.00
2/20/2022	176,264,583.00
3/20/2022	176,188,542.00
4/20/2022	176,112,500.00
5/20/2022	176,036,458.00
6/20/2022	175,960,417.00
7/20/2022	175,884,375.00
8/20/2022	175,808,333.00
9/20/2022	175,732,292.00
10/20/2022	175,656,250.00
11/20/2022	175,580,208.00
12/20/2022	175,504,167.00
1/20/2023	175,428,125.00
2/20/2023	175,352,083.00
3/20/2023	175,276,042.00
4/20/2023	175,200,000.00
5/20/2023	175,123,958.00
6/20/2023	175,047,917.00
7/20/2023	174,971,875.00
8/20/2023	174,895,833.00
9/20/2023	174,819,792.00

III-G-2

Payment Date	Scheduled Class A-2 Principal Balance ($)
10/20/2023	174,743,750.00
11/20/2023	174,667,708.00
12/20/2023	174,591,667.00
1/20/2024	174,515,625.00
2/20/2024	174,439,583.00
3/20/2024	174,363,542.00
4/20/2024	174,287,500.00
5/20/2024	174,211,458.00
6/20/2024	174,135,417.00
7/20/2024	174,059,375.00
8/20/2024	173,983,333.00
9/20/2024	173,907,292.00
10/20/2024	173,831,250.00
11/20/2024	173,755,208.00
12/20/2024	173,679,167.00
1/20/2025	173,603,125.00
2/20/2025	173,527,083.00
3/20/2025	173,451,042.00
4/20/2025	—

III-G-3

SCHEDULE III-H

SERIES 2015-1 CLASS B NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class B Principal Balance ($)
Series Closing Date	30,000,000.00
4/20/2015	30,000,000.00
5/20/2015	30,000,000.00
6/20/2015	30,000,000.00
7/20/2015	30,000,000.00
8/20/2015	30,000,000.00
9/20/2015	30,000,000.00
10/20/2015	30,000,000.00
11/20/2015	30,000,000.00
12/20/2015	30,000,000.00
1/20/2016	30,000,000.00
2/20/2016	30,000,000.00
3/20/2016	30,000,000.00
4/20/2016	30,000,000.00
5/20/2016	30,000,000.00
6/20/2016	30,000,000.00
7/20/2016	30,000,000.00
8/20/2016	30,000,000.00
9/20/2016	30,000,000.00
10/20/2016	30,000,000.00
11/20/2016	30,000,000.00
12/20/2016	30,000,000.00
1/20/2017	30,000,000.00
2/20/2017	30,000,000.00
3/20/2017	30,000,000.00
4/20/2017	30,000,000.00
5/20/2017	30,000,000.00
6/20/2017	30,000,000.00
7/20/2017	30,000,000.00
8/20/2017	30,000,000.00
9/20/2017	30,000,000.00
10/20/2017	30,000,000.00
11/20/2017	30,000,000.00
12/20/2017	30,000,000.00
1/20/2018	30,000,000.00
2/20/2018	30,000,000.00
3/20/2018	30,000,000.00
4/20/2018	30,000,000.00
5/20/2018	30,000,000.00
6/20/2018	30,000,000.00
7/20/2018	30,000,000.00
8/20/2018	30,000,000.00
9/20/2018	30,000,000.00
10/20/2018	30,000,000.00
11/20/2018	30,000,000.00
12/20/2018	30,000,000.00

III-H-1

Payment Date	Scheduled Class B Principal Balance ($)
1/20/2019	30,000,000.00
2/20/2019	30,000,000.00
3/20/2019	30,000,000.00
4/20/2019	30,000,000.00
5/20/2019	30,000,000.00
6/20/2019	30,000,000.00
7/20/2019	30,000,000.00
8/20/2019	30,000,000.00
9/20/2019	30,000,000.00
10/20/2019	30,000,000.00
11/20/2019	30,000,000.00
12/20/2019	30,000,000.00
1/20/2020	30,000,000.00
2/20/2020	30,000,000.00
3/20/2020	30,000,000.00
4/20/2020	30,000,000.00
5/20/2020	30,000,000.00
6/20/2020	30,000,000.00
7/20/2020	30,000,000.00
8/20/2020	30,000,000.00
9/20/2020	30,000,000.00
10/20/2020	30,000,000.00
11/20/2020	30,000,000.00
12/20/2020	30,000,000.00
1/20/2021	30,000,000.00
2/20/2021	30,000,000.00
3/20/2021	30,000,000.00
4/20/2021	30,000,000.00
5/20/2021	30,000,000.00
6/20/2021	30,000,000.00
7/20/2021	30,000,000.00
8/20/2021	30,000,000.00
9/20/2021	30,000,000.00
10/20/2021	30,000,000.00
11/20/2021	30,000,000.00
12/20/2021	30,000,000.00
1/20/2022	30,000,000.00
2/20/2022	30,000,000.00
3/20/2022	30,000,000.00
4/20/2022	30,000,000.00
5/20/2022	30,000,000.00
6/20/2022	30,000,000.00
7/20/2022	30,000,000.00
8/20/2022	30,000,000.00
9/20/2022	30,000,000.00
10/20/2022	30,000,000.00
11/20/2022	30,000,000.00
12/20/2022	30,000,000.00
1/20/2023	30,000,000.00
2/20/2023	30,000,000.00
3/20/2023	30,000,000.00
4/20/2023	30,000,000.00
5/20/2023	30,000,000.00
6/20/2023	30,000,000.00
7/20/2023	30,000,000.00

III-H-2

Payment Date	Scheduled Class B Principal Balance ($)
8/20/2023	30,000,000.00
9/20/2023	30,000,000.00
10/20/2023	30,000,000.00
11/20/2023	30,000,000.00
12/20/2023	30,000,000.00
1/20/2024	30,000,000.00
2/20/2024	30,000,000.00
3/20/2024	30,000,000.00
4/20/2024	30,000,000.00
5/20/2024	30,000,000.00
6/20/2024	30,000,000.00
7/20/2024	30,000,000.00
8/20/2024	30,000,000.00
9/20/2024	30,000,000.00
10/20/2024	30,000,000.00
11/20/2024	30,000,000.00
12/20/2024	30,000,000.00
1/20/2025	30,000,000.00
2/20/2025	30,000,000.00
3/20/2025	30,000,000.00
4/20/2025	—

III-H-3